EXHIBIT "2"



                    REVISED ASSET PURCHASE AND SALE AGREEMENT

                                  By and Among

                    Universal Broadband Communications, Inc.,
                              a Nevada corporation,

                                       and

                          Norstar Communications, Inc.,
                            a California corporation.

THIS REVISED ASSET PURCHASE AND SALE AGREEMENT ("Agreement") is made and entered into in duplicate on January 22, 2002, and shall be effective as of the 2nd day of January, 2002, by and among Norstar Communications, Inc., a California corporation ("Seller"), and Universal Broadband Communications, Inc., a Nevada corporation ("Purchaser"), and provides for the Purchaser to acquire the direct billing customer base and selected other assets of the Seller, on the terms and subject to the conditions specified in this Agreement.

                                    RECITALS

     A. The Purchaser desires to acquire, on the terms and subject to the conditions specified in this Agreement, the Acquired Assets (as that term is defined later in this Agreement).

     B. The Seller believes that it is in the best interests of the Seller, and, therefore, it desires to, sell the Acquired Assets to the Purchaser, on the terms and subject to the conditions specified in this Agreement.

(begin boldface)
NOW, THEREFORE, IN CONSIDERATION OF THE RECITALS SPECIFIED ABOVE THAT SHALL BE DEEMED TO BE A SUBSTANTIVE PART OF THIS AGREEMENT, AND THE MUTUAL COVENANTS, PROMISES, UNDERTAKINGS, AGREEMENTS, REPRESENTATIONS AND WARRANTIES SPECIFIED IN THIS AGREEMENT AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, WITH THE INTENT TO BE OBLIGATED LEGALLY AND EQUITABLY, THE PARTIES DO HEREBY COVENANT, PROMISE, AGREE, REPRESENT AND WARRANT AS FOLLOWS:
(end boldface)


                                    ARTICLE I

                                   DEFINITIONS

     As used in this Agreement, the capitalized terms specified in this Agreement shall have the meanings and definitions specified and indicated by the provisions of this Article I, unless a different and common meaning of such a term is clearly indicated by the context, and variants and derivatives of those terms shall have correlative meanings. To the extent that certain of the definitions specified in this Article I suggest, indicate, or express agreements between or among parties to this Agreement, or contain representations or warranties or covenants of a party, the parties agree to the same, by execution of this Agreement. Agreements, representations, warranties and covenants specified in any part or provision of this Agreement shall, for all purposes of this Agreement, be treated in the same manner as other such agreements, representations, warranties and covenants specified elsewhere in this Agreement; and the article, section or paragraph of this Agreement within which such an agreement, representation, warranty, or covenant appears shall have no separate meaning or effect regarding the same.

     1.1  "Accumulated Funding Deficiency".  An "accumulated funding deficiency"
     --------------------------------------
as defined in ERISA Section 302(a)(2) or the last two sentences of Section 412(a)(2) of the Code, or, in either case, successor provisions to such provisions adopted by amendments to ERISA or the Code, as the case may be, and including, in each case, other provisions of ERISA, of the Code or such other law, modifying, amending, interpreting or otherwise affecting the application of such provisions, either in general or as applied to the nature or circumstances of a particular Entity that is a party to, or is affected by or is involved in the Transaction and with respect to which Entity the use of the term in this Agreement, or in the particular location in this Agreement, is relevant.




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



     1.2  "Acquired  Assets".  The assets of the Seller  being  acquired  by the
     ------------------------
Purchaser pursuant to the provisions of this Agreement, as specified on Schedule
1.2 of this Agreement, and all other assets of the Seller, tangible or intangible, including contractual, warranty, and other rights, the use or value of which will come under the Control (as that term is defined in Section 1.18 of this Agreement) by the Purchaser when the Transaction (as that term is defined later in this Agreement) is consummated.

     1.3  "Acquired Business".  The  business  conducted by  the Seller in which
     -------------------------
the Seller utilized the Acquired Assets, as specified in Schedule 1.2 to this Agreement

     1.4  "Balance  Sheet".  The  most  recent  Balance  Sheet  included in  the
     ----------------------
Audited Financial Statements of the respective party to this Agreement.

     1.5  "Acquired  Business  Disclosure  Document".  The document delivered by
     ------------------------------------------------
the Seller to the Purchaser containing certain disclosures regarding the Acquired Business.

     1.6  "Acquired  Facilities".  All  warehouses,  stores,  plants, processing
     ----------------------------
facilities, fixtures, and improvements owned or leased by the Seller or otherwise used by the Seller in connection with the operation of its business or leased or subleased by the Seller to other Persons (as that term is defined later in this Agreement), but only to the extent that those facilities consist of Acquired Assets.

     1.7  "Affiliate".  When  used with respect to  a  Person, an "Affiliate" of
     -----------------
that Person is a Person Controlling, Controlled by, or subject to common Control with that Person.

     1.8  "Agreement".   This   Revised   Asset  Purchase  and  Sale  Agreement,
     -----------------
including all of its schedules and exhibits and all other documents specifically referred to in this Agreement that have been or are to be delivered by a party to this Agreement to the other party to this Agreement in connection with the Transaction or this Agreement, and including any and all duly adopted amendments, modifications, and supplements to or of this Agreement and such schedules, exhibits and other documents., including all of its schedules and exhibits and all other documents specifically referred to in this Agreement that have been or are to be delivered by a party to this Agreement to the other party to this Agreement in connection with the Transaction or this Agreement, and including any and all duly adopted amendments, modifications, and supplements to or of this Agreement and such schedules, exhibits and other documents.




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



     1.9  "Audited Financial Statements".  The balance sheet,  income statement,
          -------------------------------
statement of stockholders' equity and statement of cash flows or, in each instance, equivalent statements as commonly provided to shareholders of a respective party to this Agreement for the period ending December 31, 2000, and for the three fiscal years then ended, in each instance, as recorded by the Auditors.

     1.10  "Auditors".  With  respect to the Seller and the  Acquired  Business,
     -----------------
Haskell & White, and with respect to the Purchaser, Merdinger, Fruchter, Rosen & Corso, P.C., in each instance the independent certified public accountants currently retained for the purpose of auditing financial statements of the respective party. With respect to any report hereafter issued by the Auditors, the term shall mean that firm of independent certified public accountants.

     1.11  "Business Day".  Any  day that  is  not  a Saturday, Sunday or day on
     ---------------------
which banks Los Angeles, California are authorized to close.

     1.12  "Closing".    The  completion  of  the  Transaction,  to   occur   as
     -----------------
contemplated in Article II of this Agreement.

     1.13  "Closing  Date".  January 2, 2002,  or the date on which the  Closing
     ----------------------
actually occurs, which shall be the date that all of the conditions specified by the provisions of Article VII of this Agreement have been satisfied or waived.

     1.14  "Closing Time".  The time at which the Closing  actually  occurs. All
     ---------------------
events that are to occur at the Closing Time shall, for all purposes, be deemed to occur simultaneously, except to the extent, if at all, that a specific order of occurrence is otherwise described.

     1.15  "Code".  The  Internal Revenue Code of 1986, as amended and in effect
     -------------
on the date the parties sign this Agreement.

     1.16  "Complete Withdrawal".  A "complete  withdrawal" from a Multiemployer
     ----------------------------
Plan as defined in Section 4203 of ERISA or successor provisions to such provisions adopted by amendments to ERISA and including other provisions of ERISA or of other law, and regulations adopted under ERISA or such other law, modifying, amending, interpreting or otherwise affecting the application of such provision, either in general or as applied to the nature or circumstances of a particular Entity that is a party to, or is affected by or is involved in the Transaction and with respect to which Entity the use of the term in this Agreement, or in the particular location in this Agreement, is relevant.

     1.17  "Consideration".  One million  seven  hundred  eleven  thousand  nine
     ----------------------
hundred  thirty-three  (1,711,933) shares of $.001 par value common stock of the

Purchaser to be issued by the Purchaser to the Seller at the Closing for the Acquired Assets, which shares may also be referred to in this Agreement as the "Subject Shares".

     1.18  "Control".  Generally, the power to direct the management or  affairs
     ----------------
of an Entity.

     1.19  "Encumbrance".  Any lien,  pledge,  option,  adverse  claim,  charge,
     --------------------
easement security interest, right-of-way or encumbrance.

     1.20  "Entity".  A corporation,  partnership,  sole  proprietorship,  joint
     ---------------
venture, or other form of organization formed for the conduct of a business, whether active or passive.

     1.21  "ERISA".  The Employee  Retirement  Income  Security Act of 1974,  as
     --------------
amended and in effect at the time of execution of this Agreement.

     1.22  "Exchange  Act".  The Securities and Exchange Act of 1934, as amended
     ----------------------
from time to time.

     1.23  "GAAP".  Generally  Accepted Accounting  Principles,  as in effect on
     -------------
the date of any statement, report or determination that purports to be, or is required to be, prepared or made in accordance with GAAP. All references in this Agreement to financial statements prepared in accordance with GAAP shall mean in accordance with GAAP consistently applied during the periods to which reference is made.

     1.24  "Governmental Entity".  Any governmental or political  subdivision or
     ----------------------------
department thereof, any governmental or regulatory agency, commission, board, bureau, agency or instrumentality, or any court or arbitrator or alternative dispute resolution agency, in each event whether domestic or foreign, federal, state or local.

     1.25  "HSR Act".  The Hart-Scott-Rodino Antitrust improvements Act of 1976,
     ----------------
as amended.

     1.26  "Inventory". Any stock of raw materials, work-in-process and finished
     ------------------
goods, including, but not limited to, finished goods purchased for resale, held by a party for manufacturing, assembly, processing, finishing, sale, or resale to others from time to time in the ordinary course of the business of that party, in the form in which such inventories then are held or after manufacturing, assembling, finishing, processing, incorporating with other goods or items, refining, or similar processes.

     1.27  "IRS". The Internal Revenue Service.
     ------------

     1.28  "Knowledge".  A  Person  will  be  deemed  to have  "Knowledge"  of a
     ------------------
particular fact or other matter if such Person is actually aware of such fact or other matter, but such Person shall not and does not have an obligation to conduct an inquiry or investigation to become aware of any such fact or matter.

     1.29  "Liabilities".   At any  time ("Determination Time"), the obligations
     --------------------
of a person or Entity, whether known or unknown, contingent or absolute, recorded on its books or not, resulting in any way from facts, events, agreements, obligations or occurrences that existed, occurred or transpired at a prior point in time, or resulted from the passage of time to the Determination Time, but not including obligations accruing or payable after the Determination Time to the extent (but only to the extent) that such obligations (a) result from previously existing agreements for services, benefits, or other considerations, and (b) accrue or become payable with respect to services, benefits, or other considerations received by the person or Entity after the Determination Time.

     1.30  "Multiemployer  Plan". A "multiemployer  plan," as defined in Section
     ----------------------------
3(37) of ERISA or Section 414(f) of the Code, or, in either event, successor provisions to such provisions adopted by amendments to ERISA or the Code, as the case may be, and including, in each event, other provisions of ERISA, of the Code, or of other law, and regulations adopted pursuant to ERISA, or the Code, or such other law, modifying, amending, interpreting, or otherwise affecting the application of such provisions, either in general or as applied to the nature or circumstances of a particular Entity that is a party to, or is affected by, or is involved in, the Transaction and with respect to which Entity the use of the term in this Agreement, or in the particular provision in this Agreement, is relevant.

     1.31  "Partial  Withdrawal".   A "partial withdrawal" from a  Multiemployer
     ----------------------------
Plan, as defined in Section 4205 of ERISA or successor provisions to such provision adopted by amendments to ERISA and including other provisions of ERISA or of other law, and regulations adopted under ERISA or such other law, modifying, amending, interpreting or otherwise affecting the application of such provision, either in general or as applied to the nature or circumstances of a particular Entity that is a party to, or is affected by or is involved in the Transaction and with respect to which Entity the use of the term in this Agreement, or in the particular location in this Agreement, is relevant.

     1.32  "Payables".  Any  Liabilities of a party resulting from the borrowing
     -----------------
 of money or the incurring of obligations for merchandise or goods purchased.

     1.33  "PBGC". The Pension Benefit Guaranty Corporation.
     -------------

     1.34  "Pension Plan".  A "pension plan" or "employee pension benefit plan,"
     ---------------------
as defined in Section 3(2) of ERISA or successor provisions to such provision adopted by amendments to ERISA and including other provisions of ERISA, or of other law, and regulations adopted pursuant to ERISA or such other law, modifying, amending, interpreting, or otherwise affecting the application of such provision, either in general or as applied to the nature or circumstances of a particular Entity that is a party to, or is affected by, or is involved in, the Transaction and with respect to which Entity the use of the term in this Agreement, or in the particular provision in this Agreement, is relevant.

     1.35  "Person".  Any individual, company, sole proprietorship, corporation,
     ---------------
joint venture, association, joint stock company, fraternal order, cooperative, league, club, society, organization, trust, estate, governmental agency, political subdivision or authority, firm, municipality, congregation, partnership, or other form of Entity.

     1.36  "Plan Termination".  A termination of a Pension Plan, whether partial
     -------------------------
or complete, within the meaning of Title IV of ERISA.

     1.37  "Prohibited Transaction".  A "prohibited  transaction," as defined in
     -------------------------------
ERISA Section 4975 (c) of the Code, or, in either case, successor provisions to such provisions adopted by amendments to ERISA or the Code, as the case may be, and including, in each case, other provisions of ERISA, of the Code or of other law, and regulations adopted under ERISA or the Code or such other law, modifying, amending, interpreting, or otherwise affecting the application of such provisions, either in general or as applied to the nature or circumstances of a particular Entity that is a party to, or is affected by or is involved in the Transaction and with respect to which Entity the use of the term in this Agreement, or in the particular location in this Agreement, is relevant.

     1.38  "Proprietary  Rights".  Any  trade  secrets,   copyrights,   patents,
     ----------------------------
trademarks, service marks, customer lists, and all similar types of intangible property developed, created or owned by the Seller, or used by the Seller in connection with its business, whether or not those rights are entitled to legal protection.

     1.39  "Purchaser".   Universal  Broadband  Communications,  Inc., (formerly
     ------------------
Beech Corp.), a Nevada  corporation,  which,  pursuant to the provisions of this
----------
Agreement, is purchasing the Acquired Assets.

     1.40  "Receivables".  Any accounts receivable, notes receivable,  and other
     --------------------
obligations presented as assets on the books, records and financial statements of a person or an Entity, in accordance with GAAP, indicating moneys owed, due and payable to such person or Entity on whose financial statements such Receivables are presented.

     1.41  "Registration". Registration pursuant to the Securities Act.
     ---------------------

     1.42  "Registration  Rights  Agreement".  The  Agreement,  in the  form  of
     ----------------------------------------
Schedule 1.41 to this Agreement, providing for the Registration, on the terms and subject to the conditions as specified therein, of the Subject Shares.

     1.43  "Reportable  Event".  A  "reportable  event",  as  defined in Section
     --------------------------
4043(b) of ERISA or successor provisions to such provision adopted by amendments to ERISA and including other provisions of ERISA or of other law, and regulations adopted under ERISA or such other law, modifying, amending, interpreting, or otherwise affecting the application of such provision, either in general or as applied to the nature or circumstances of a particular Entity that is a party to, or is affected by or is involved in the Transaction and with respect to which Entity the use of the term in this Agreement, or in the particular location in this Agreement, is relevant.

     1.44  "SEC". The Securities and Exchange Commission.
     ------------

     1.45  "Securities  Act".  The  Securities Act of 1933, as amended from time
     ------------------------
to time.

     1.46  "Seller".  Norstar  Communications,  Inc., a California  corporation,
     ---------------
which, pursuant to the provisions of this Agreement, is selling the Acquired Assets.

     1.47  "Subsidiary".  With  respect to any Entity,  another  Entity of which
     -------------------
fifty percent (50%) or more of the effective voting power, or the effective power to elect a majority of the board of directors or similar governing body, or fifty percent (50%) or more of the true equity interest, is owned by such first Entity, directly or indirectly.

     1.48  "Taxes".  All taxes, charges, levies or other assessments, including,
     --------------
without limitation,  income, gross receipts, excise, real and personal property,



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sales,  use,  transfer,   capital  gains,  transfer  gains,  license,   payroll,
privilege, and franchise taxes, imposed by any Governmental Entity and shall include any interest, penalties or additions to tax attributable to any of the foregoing.

     1.49 "Transaction". The sale of the Acquired Assets, for the Consideration,
          --------------
and on the terms and subject to the conditions of this Agreement.

     1.50  "Unaudited   Financial   Statements".    The  balance  sheet,  income
     -------------------------------------------
statement, statement of stockholders equity and statement of cash flows, or, in each instance, equivalent statements as commonly provided to shareholders by each respective party to this Agreement for the period ending June 30, 2001, and as appropriate, for each month after June 30, 2001, with comparable statements for the similar periods of the prior fiscal year.

     1.51  "Welfare  Plan".  A "welfare  plan" or an "employee  welfare  benefit
     ----------------------
plan," as defined in Section 3(1) of ERISA or successor provisions to such provision adopted by amendments to ERISA and including other provisions of ERISA, or of other law, and regulations adopted pursuant to ERISA, or such other law, modifying, amending, interpreting, or otherwise affecting the application of such provision, either in general or as applied to the nature or circumstances of a particular Entity that is a party to, or is affected by, or is involved in, the Transaction and with respect to which Entity the use of the term in this Agreement, or in the particular provision in this Agreement, is relevant.


                                   ARTICLE II
                                 THE TRANSACTION

     2.1  The  Transaction.   On the Closing Date, and  at the Closing Time, on,
     ----------------------
and in all instances subject to, each of the terms, conditions, provisions and limitations specified in this Agreement, the Seller shall sell, transfer, convey, assign, deliver and set over to the Purchaser, by instruments satisfactory in form and substance to the Purchaser and counsel for the Purchaser, and the Purchaser shall acquire from the Seller, all of the Seller's right, title and interest in and to the Acquired Assets, in exchange for the Consideration, free and clear of any and all Encumbrances. Neither the Purchaser nor any of its Affiliates shall assume, become liable for, agree to pay or discharge or in any manner become in any way responsible for, any of the Liabilities of the Seller.

     2.2  Delivery   of   Consideration.    The   certificates  evidencing   and
     -----------------------------------
representing the Subject Shares shall be issued and delivered by the Purchaser to the Seller on the Closing Date for distribution to the Seller's shareholders.




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     2.3  Acquired  Assets.  The Acquired  Assets shall  consist of those assets
     ----------------------
specified on Schedule 1.2 to this Agreement.

     2.4  Closing.  The  Closing  of the Transaction  shall occur at the offices
     -------------
of Stepp Law Group, 1301 Dove Street, Suite 460, Newport Beach, California, at 10:00 A.M. on the Closing Date or that date that all of those conditions to Closing specified in Article VII of this Agreement have been satisfied or waived with respect to the Transaction, or at such other place as the Purchaser and the Seller may agree, on the Closing Date.


                                   ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Seller as follows:

     3.1  Organization  and  Qualification.  The Purchaser is a corporation duly
     --------------------------------------
organized, validly existing and in good standing pursuant to the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to conduct its business as that business is now being conducted. The Purchaser is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned or leased by it, or the nature of its activities, is such that qualification as a foreign corporation in that jurisdiction is required by law.

     3.2  Authority Relative to This Agreement.  The Purchaser has the requisite
     ------------------------------------------
corporate power and authority to perform its obligations specified by the provisions of this Agreement. The execution and delivery of this Agreement and the consummation of the Transaction have been duly authorized and approved by the requisite corporate authority of the Purchaser, and no other corporate actions on the part of the Purchaser are necessary to approve and adopt this Agreement or to approve the consummation of the Transaction, including the issuance and delivery of the Consideration. The Purchaser has, and any officer, director or representative executing this Agreement for and on behalf of the Purchaser has, the legal capacity and authority to enter into and deliver this Agreement. This Agreement is a valid and legally binding obligation of the Purchaser and is enforceable completely against the Purchaser in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors' rights generally, and subject to approval of any and all governmental regulatory agencies and authorities having jurisdiction of the parties to this Agreement or the Transaction.

     3.3  Absence   of   Breach;  No  Consents.   The  execution,  delivery  and
     ------------------------------------------
performance  of this  Agreement,  and the  performance  by the  Purchaser of its



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obligations specified by the provisions of this Agreement (except for compliance with any regulatory or licensing laws applicable to the business of the Purchaser, all of which, and to the extent applicable to and within control of the Purchaser (and to the extent within its Control), will be satisfied in all material respects prior to the Closing) do not (a) conflict with, and will not result in a breach of, any of the provisions of the Articles of Incorporation or Bylaws of the Purchaser; (b) contravene any law, rule or regulation of any state or commonwealth, the United States, (except for compliance with regulatory or licensing laws, all of which, to the extent applicable to the Purchaser (and to the extent within the control of the Purchaser), will be satisfied in all material respects prior to the Closing), or any applicable foreign jurisdiction, or contravene any order, writ, judgment, injunction, decree, determination, or award affecting or obligating the Purchaser, in such a manner as to provide a basis for enjoining or otherwise preventing consummation of the Transaction; (c) conflict with or result in a material breach of or default pursuant to any material indenture or loan or credit agreement or any other material agreement or instrument to which the Purchaser is a party, in such a manner as to provide a basis for enjoining or otherwise preventing consummation of the Transaction; or (d) require the authorization, consent, approval or license of any third party of such a nature that the failure to obtain the same would provide a basis for enjoining or otherwise preventing consummation of the Transaction.

     3.4  Brokers.  No broker,  finder or  investment  banker is entitled to any
     -------------
brokerage, finder's or other fee or commission in connection with this Agreement or the Transaction or any related transaction based upon any agreements, written or oral, made by or on behalf of the Purchaser.

     3.5  Financial Statements.  The Purchaser has  heretofore  delivered to the
     --------------------------
Seller the following:

     1.   The Audited Financial Statements for the Purchaser;

     2.   The Unaudited Financial Statements of the Purchaser;

     3. All documents of the Purchaser filed with the SEC within the two years preceding the date of execution of this Agreement.

All of the historical financial statements contained in such documents were prepared from the books and records of the Purchaser. The Audited Financial Statements of the Purchaser were prepared in accordance with GAAP, and fairly and accurately present the financial position of the Purchaser as of the dates and for the periods indicated in those financial statements. Without limiting the generality of the foregoing, at the date of the Balance Sheet of the Purchaser the Purchaser owned each of the assets specified on the Balance Sheet, and the valuation of those assets is not more than the fair saleable value of those assets (on an item by item basis) at that date; and the Purchaser has no liabilities, other than those specified on the Purchaser's Balance Sheet, nor any Liabilities in amounts and excess of the amounts specified for those Liabilities in the Purchaser's Balance Sheet. The Unaudited Financial Statements of the Purchaser, in the documents specified above in this section, were prepared in a manner consistent with the basis of presentation used in the preparation of the Purchasers Audited Financial Statements, and fairly present the financial position of the Purchaser as at and for the periods indicated, subject to normal year end adjustments, none of which will be material. From the date of execution of this Agreement through the Closing Date the Purchaser will continue to prepare financial statements on the same basis that the Purchaser has done so in the past and will promptly deliver those financial statements to the Seller, and from and after such delivery the representations and warranties specified in this section shall be applicable to each financial statement so prepared and delivered.

     3.6  No  Material  Adverse  Changes.   Since the  date  of  the Purchaser's
     ------------------------------------
Balance Sheet, there has not been (i) any material adverse change in the business, condition (financial or otherwise) operations, or prospects of the Purchaser (ii) any damage, destruction or loss, whether insured or not, having a material adverse effect on the business, condition (financial or otherwise) operations or prospects of the Purchaser; (iii) any entry into or termination of any material commitment, contract, agreement or transaction affecting the Purchaser, including, without limiting the generality of the foregoing, any material borrowing or capital expenditure or sale or other disposition of any material asset or assets other than agreements executed in the ordinary course of business; (iv) any transfer of or right granted pursuant to any material lease, license, agreement, patent, trademark, trade name or copyright of the Purchaser; (v) any sale or other disposition of any asset of the Purchaser, or any mortgage, pledge or imposition of any lien or Encumbrance on any asset of the Purchaser, other than in the ordinary course of business, or any agreement related to any of the foregoing; or (vi) any default or breach in any material respect pursuant to any contract, license or permit held by or for or affecting the Purchaser.

     3.7  Conduct  of  Business.   Since  the date  of  the Purchaser's  Balance
     ---------------------------
Sheet, the Purchaser has conducted its business only in the ordinary and usual course, and, without limiting the generality of the foregoing, no changes have been made in (i) employee compensation amounts, or (ii) the manner in which any employees of the Purchaser are compensated or (iii) supplemental benefits provided to any officer, director, or other employee of the Purchaser or (iv) amounts of Inventory of the Purchaser in relation to sales, except, in any such event in the ordinary course of business and, in any such event, without material adverse effect on the business, condition (financial or otherwise) operations, or prospects of the purchaser.

     3.8  Taxes.  The  Purchaser  has  properly  filed or caused to be filed all
     -----------
federal, state, local, and foreign income and other tax returns, reports, and declarations that are required by applicable law to be filed by it and has paid, or made full and adequate provision for the payment of, all federal, state, local, and foreign income and other taxes properly due for the periods contemplated by such returns, reports, and declarations.

     3.9  Litigation.   No  investigation or  review by  any governmental agency
     ----------------
with respect to the Purchaser is pending or to the Knowledge of the Purchaser threatened (other than inspections and reviews customarily made of businesses similar to that the Purchaser), nor has any governmental agency indicated to the Purchaser an intention to conduct the same. There is no action, litigation or proceeding pending or to the Knowledge of the Purchaser threatened against or affecting the Purchaser at law or in equity, or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality.

     3.10  Employees, Etc.  There are no collective  bargaining,  bonus,  profit
     ---------------------
sharing, compensation, or other plans, agreements, trusts, funds, or arrangements maintained by the Purchaser for the benefit of its directors, officers or employees. There are no employment, consulting, severance, or indemnification arrangements, agreements, or understandings between the Purchaser, on the one hand, and any of its current or former directors, officers or other employees (or Affiliates thereof) on the other hand. The Purchaser is not, and following the Closing will not be, obligated by any express or implied contract or agreement to employ, directly or as consultant or otherwise, any person for any specific period of time or until any specific age.

     3.11  Compliance  With  Laws.  The Purchaser is in compliance with all, and
     -----------------------------
has received no notice of any violation of any, laws or regulations applicable to its operations, including, without limitation, the laws and regulations relevant to the use or utilization of its premises, or with respect to which compliance is a condition of engaging in any aspect of the business of the Purchaser, and the Purchaser has all permits, licenses, zoning rights, and other governmental authorizations necessary to conduct its business as presently conducted.

     3.12  Ownership  of  Assets.    The  Purchaser  has  good,  marketable  and
     ----------------------------
insurable title, or valid, effective and continuing leasehold rights in the case of leased property, to all real property (as to which, in the case of owned property, such title is fee simple) and all personal property owned or leased by the Purchaser in such a manner as to create the appearance or reasonable expectation that the same is owned or leased by the Purchaser; such ownership is free and clear of all liens, claims, encumbrances and charges, except liens for taxes not yet due and minor imperfections of title and encumbrances, if any, which, singly and in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or materially impair the use thereof; no other person has any ownership or similar right in, or contractual or other right to acquire any such right in, any of such property. The Purchaser does not know of any potential action by any party, governmental or other, and no proceedings with respect thereto have been instituted of which the Purchaser has notice, that would materially affect the Purchaser's ability to use and to utilize each of its properties. The Purchaser has received no notices from any mortgagee regarding any of its leased properties.

     3.13  Proprietary   Rights.  The  Purchaser  possesses  full  and  complete
     ---------------------------
ownership of, or adequate and enforceable long-term licenses or other rights to use (without payment), all of the Purchaser's Proprietary Rights; the Purchaser has not received any notice of conflict which asserts the rights of others with respect thereto; and the Purchaser has in all material respects performed all of the obligations required to be performed by it, and is not in default in any material respect, pursuant to any agreement relating to any such Proprietary Right.

     3.14  Subsidiaries.  The Purchaser has no Subsidiaries.
     -------------------

     3.15  Trade Names.  The Purchaser has not utilized any  fictitious business
     ------------------
names or similar name in the conduct of the Purchaser's business or in the utilization of the Purchaser's assets.

     3.16  Employee Benefit Plans. The Purchaser does not maintain or contribute
     -----------------------------
to any Pension Plan or any Welfare Plan, nor is the Purchaser presently, nor has the Purchaser been within the last six (6) years, a participating employer in any Multiemployer Plan, affecting, in any event, employees of the Purchaser.

     3.17  Facilities.  The Purchaser's facilities are (as to physical plant and
     -----------------
structure) structurally sound, and none of the Purchaser's facilities, nor any of the vehicles or other equipment used by the Purchaser in connection with its business, has any material defects and all of them are in all material respects in good operating condition and repair and are adequate for the uses to which they are utilized; none of Purchaser's facilities, vehicles or other equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs which are not material in nature or cost. The Purchaser is not in breach, violation or default of any lease affecting the Purchaser's assets with respect to, or as a result of, which the other party (whether lessor, lessee, sublessor, or sublessee) thereto has the right to terminate the same, and the Purchaser has not received notice of any claim or assertion that the Purchaser is or may be in any such breach, violation or default.

     3.18  Accounts  Receivable.   All  accounts  receivable  of  the  Purchaser
     ---------------------------
represent transactions in the ordinary course of business and are current and collectible.

     3.19  Inventories.  All  Inventories  of the Purchaser are of a quality and
     ------------------
quantity usable and salable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which, in the aggregate, are immaterial in amount. Items included in such Inventories are specified on the books and records of the Purchaser at the lower of cost or market and, in any event, at not more than their net realizable value, on an item by item basis, after appropriate deduction for costs of completion, marketing costs, transportation expense and allocation of all other expenses.

     3.20  Contracts.  The  Purchaser  is  not a  party  to or  affected  by any
     ----------------
contracts, agreements or understandings, whether express or implied, written or verbal; provided, however, that the Purchaser, may be a party to or affected by any such contracts, agreements, or understandings that (1) are terminable on notice of less than thirty-two (32) days and do not involve payments or obligations of more than $1,000.00 in any period of thirty-one (31) days or less (on termination or otherwise); or (2) involve aggregate payment or obligation remaining unpaid as of the date of the Agreement of less than $5,000.00. The Purchaser is not a party to any executory contract to sell or transfer any part of any asset or any leasehold interest in any asset utilized by the Purchaser. True and accurate copies of all such leases, and of all amendments, supplements, extensions and modifications thereof, have heretofore been delivered to the Seller by the Purchaser.

     3.21  Accounts Payable.  The accounts payable of the Purchaser specified on
     -----------------------
the Purchaser's Balance Sheet do, and those specified in the most recent balance sheet included in the Purchaser's Unaudited Financial Statements at the time of the Closing will, be all amounts owed by the Purchaser regarding trade accounts due and other Payables of the Purchaser, and the actual Liability of the Purchaser with respect of those obligations is not, and will not be, or any of such dates, in excess of the amounts so specified on those balance sheets.

     3.22  Labor Matters.  There are no activities or  controversies, including,
     --------------------
without limitation, any labor organizing activities, election petitions or proceedings, proceedings preparatory thereto, unfair labor practice complaints, labor strikes, disputes, slowdowns, or work stoppages, pending or, to the Knowledge of the Purchaser, threatened, affecting employees of the Purchaser.

     3.23  Insurance.  The Purchaser  has  insurance  policies in full force and
     ----------------
effect insuring the assets of the Purchaser, and such insurance policies provide for coverages which are usual and customary in the business of the Purchaser as to amount and scope and are adequate to protect the assets of the Purchaser against any reasonably foreseeable risk of loss, including business interruption. The Purchaser has not within the past three (3) years received any notice of cancellation of any insurance policy or agreement affecting the assets of the Purchaser.

     3.24  Title to and Utilization of Real  Properties.  The Purchaser owns fee
     ---------------------------------------------------
simple, insured title to all real property utilized and has the unfettered and unconditional right to use the same, and is not aware of any claim, notice or threat to the effect that the Purchaser's right to own and use such property is subject in any way to any challenge, claim, assertion of rights, proceedings toward condemnation or confiscation, in whole or in part, or is otherwise subject to challenge.

     3.25  Full  Disclosure.  The  documents,  certificates,  and other writings
     -----------------------
furnished or to be furnished by or on behalf of the Purchaser to the Seller pursuant to the provisions of this Agreement, taken together in the aggregate, do not and will not contain any untrue statement of a material fact, or omit to state any material fact necessary to make the statements made, in light of the circumstances pursuant to which they are made, not misleading.

     3.26  Capitalization;  the Subject Stock;  Related Matters.  The authorized
     -----------------------------------------------------------
capital stock of the Purchaser consists of (i) 50,000,000 shares of $.001 par value common stock and (ii) 10,000,000 shares of $.001 par value Preferred Stock. There is no other capital stock authorized for issuance. The Subject Shares, when issued, will be duly, legally and validly issued and will be non-assessable.

     3.27  Options,  Warrants  and Other  Rights and  Agreements  Affecting  the
     ---------------------------------------------------------------------------
Purchaser's  Capital  Stock.  The Purchaser  has no  authorized  or  outstanding
----------------------------
options, warrants, calls, subscriptions, rights, convertible securities or other securities, as defined by the provisions of the Securities Act, or any commitments, agreements, arrangements or understandings of any manner or nature whatsoever obligating the Purchaser, in any such event, to issue shares of the Purchaser's capital stock or other securities or securities convertible into or evidencing the right to purchase shares of the Purchaser's capital stock or other securities. Neither the Purchaser nor any officer, director, or shareholder of the Purchaser is a party to any agreement, understanding, arrangement or commitment, or obligated by any provision which creates any rights in any person with respect to the authorization, issuance, voting, sale or transfer of any shares of the Purchaser's capital stock or other securities.

     3.28  Questionable  Payments.  Neither  the  Purchaser,  nor any  director,
     -----------------------------
officer, agent, employee, or other person associated with or acting on behalf of the Purchaser has, directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign and domestic political parties or campaigns, from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false or fictitious entry on the books or records of the Purchaser; made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment; given any favor or gift which is not deductible for federal income tax purposes; or made any bribe, or kickback, or other payment of a similar or comparable nature, whether lawful or not, to any person or Entity, private, or public, regardless of form, whether in money, property, or services, to obtain favorable services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained.

     3.29  Litigation and Claims.  There is no litigation,  arbitration,  claim,
     ----------------------------
governmental or other proceeding (formal or informal), or investigation pending or threatened (or any basis therefor known to the Purchaser) against the Purchaser or any of the Purchaser's businesses, properties, or assets.

     3.30  Bulk Transfer Compliance.  The Purchaser is aware, in connection with
     -------------------------------
the sale by the Seller of the Acquired Assets, the Seller shall not take any action necessary or appropriate to comply with applicable bulk transfer requirements of the Uniform Commercial Code.

     3.31  SEC  Documents.   The Purchaser has filed all reports  required to be
     ---------------------
filed by the  Purchaser  pursuant to the  Exchange  Act,  including  pursuant to
Section 13(a) or 15(d) thereof, ("SEC Documents") on a timely basis or received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension of time. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated pursuant thereto, and none of the SEC Documents, when filed, contained any untrue statement of material fact or omitted to specify a material fact required to be specified therein or necessary in order to make the information therein not misleading. All material agreements to which the Purchaser is a party or to which the property or assets of the Purchaser are subject have been filed as exhibits to the SEC Documents, as required. The financial statements of the Purchaser included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present, in all material respects, the financial situation of the Purchaser as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments. Since the date of the financial statements. included in the Purchaser's last filed Quarterly Report on Form 10-Q there has been no event, occurrence or development that has had, or would reasonable be expected to have, a material adverse effect on the Purchaser or its business that has not been specifically disclosed to the Seller by the Purchaser.

     3.32  Investment  Company.  The Purchaser is  not, and is not controlled by
     --------------------------
or under common control with an affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     3.33  Internal  Accounting  Controls.  The  Purchaser maintains a system of
     -------------------------------------
internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     3.34  Private Offering.  The Purchaser and all Persons acting on its behalf
     -----------------------
have not made, and will not make, offers or sales of any securities that might be integrated with issuance of the Subject Shares and which would disqualify the Purchaser from relying on that exemption from the registration and prospectus delivery requirements of the Securities Act specified by the provisions of
Section 4(2) of the Securities Act and Rule 506 of Regulation D. The issuance by the Purchaser to the Seller of the Subject Shares is exempt from the registration and prospectus delivery requirements of the Securities Act. Neither the Purchaser, nor any Person acting on its behalf, has directly or indirectly made any offers or sales in any security of the Purchaser or solicited any offers to purchase any securities of the Purchaser pursuant to circumstances that would cause the issuance of the Subject Shares, pursuant to this Agreement, to be integrated with prior offerings by the Purchaser for the purposes of the Securities Act.

     3.35  Actions Since Balance Sheet Date.  Since the date of the  Purchaser's
     ---------------------------------------
Balance Sheet, the Purchaser has taken no action that would be prohibited pursuant to the provisions of this Agreement (without the prior written consent of the Seller, after the date of execution of this Agreement).


                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller represents and warrants to the Purchaser as follows:

     4.1  Organization  and  Qualification.  The  Seller is a  corporation  duly
     --------------------------------------
organized, validly existing and in good standing pursuant to the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to conduct its business as that business is now being conducted. The Seller is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned or leased by it, or the nature of its activities, is such that qualification as a foreign corporation in that jurisdiction is required by law.

     4.2  Authority  Relative to This  Agreement.  The Seller has the  requisite
     --------------------------------------------
corporate power and authority to perform its obligations specified by the provisions of this Agreement. The execution and delivery of this Agreement and the consummation of the Transaction have been duly authorized and approved by the requisite corporate authority of the Seller and no other corporate action on the part of the Seller is necessary to approve and adopt this Agreement or to approve the consummation of the Transaction, except for shareholder approval specified elsewhere in this Agreement. The Seller has, and any officer, director or representative executing this Agreement for and on behalf of the Seller has, the legal capacity and authority to enter into and deliver this Agreement. This Agreement is a valid and legally binding obligation of the Seller and is enforceable completely against the Seller in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors' rights generally, and subject to approval of any and all governmental regulatory agencies and authorities having jurisdiction of the parties to this Agreement or the Transaction.

     4.3  Absence   of   Breach;  No  Consents.   The  execution,  delivery  and
     ------------------------------------------
performance of this Agreement, and the performance by the Seller of its obligations specified by the provisions of this Agreement (except for compliance with any regulatory or licensing laws applicable to the business of the Seller, all of which, and to the extent applicable to and with the control of the Seller, will be satisfied in all material respects prior to the Closing) do not
(a) conflict with, and will not result in a breach of, any of the provisions of the Certificate of Incorporation or Bylaws of the Seller; (b) contravene any law, rule or regulation of any state or commonwealth, the United States, (except for compliance with regulatory or licensing laws, all of which, to the extent applicable to and within the control of the Seller, will be satisfied in all material respects prior to the Closing), or any applicable foreign jurisdiction, or contravene any order, writ, judgment, injunction, decree, determination, or award affecting or obligating the Seller, in such a manner as to provide a basis for enjoining or otherwise preventing consummation of the Transaction; (c) conflict with or result in a material breach of or default pursuant to any material indenture or loan or credit agreement or any other material agreement or instrument to which the Seller is a party, in such a manner as to provide a basis for enjoining or otherwise preventing consummation of the Transaction; or
(d) require the authorization, consent, approval or license of any third party of such a nature that the failure to obtain the same would provide a basis for enjoining or otherwise preventing consummation of the Transaction.

     4.4  Investment  Representation.  The Seller (i) is aware that the  Subject
     --------------------------------
Shares will be restricted securities subject to the provisions of Rule 144 and the limits regarding the resale of the Subject Shares, because of the nature of the Transaction; and (ii) is acquiring the Subject Shares without Registration pursuant to the provisions of the Securities Act in reliance from the exemption from the registration and prospectus delivery requirements of the Securities Act specified by the provisions of Section 4(2) of the Securities Act and Rule 506 of Regulation D for investment and without any intention of sale, resale, or other distribution of the Subject Shares in any manner that is in violation of the Securities Act.

     4.5  Brokers.  No broker,  finder, or investment  banker is entitled to any
     -------------
brokerage, finder's, or other fee or commission in connection with this Agreement or the Transaction or any related transaction based upon any agreements, written or oral, made by or on behalf of the Seller.

     4.6  No Undisclosed Liabilities.  The Seller has no Liabilities relating to
     --------------------------------
or affecting the Acquired Assets which have not been disclosed to the Purchaser on that schedule attached to this Agreement marked Schedule 4.5 and the provisions of which, by this reference, are made a part of this Agreement.

     4.7  Taxes.   The  Seller  has  properly  filed  or caused to be  filed all
     -----------
federal, state, local, and foreign income and other tax returns, reports, and declarations that are required by applicable law to be filed by the Seller and that relate to or in any way affect the Acquired Assets, and has paid, or made full and adequate provision for the payment of, all federal, state, local, and foreign income and other taxes properly due for the periods contemplated by such returns, reports, and declarations.

     4.8  Litigation.  No  investigation or  review by  any governmental  agency
     ----------------
with respect to the Acquired Assets or the use thereof is pending or threatened nor has any governmental agency indicated to the Seller an intention to conduct the same. There is no action, litigation or proceeding pending or threatened against or affecting the Acquired Assets at law or in equity, or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality.

     4.9  Employees,  Etc.  There are no collective  bargaining,  bonus,  profit
     ---------------------
sharing, compensation, or other plans, agreements, trusts, funds, or arrangements maintained by the Seller for the benefit of its directors, officers or employees. There are no employment, consulting, severance, or indemnification arrangements, agreements, or understandings between the Seller, on the one hand, and any of its current or former directors, officers or other employees (or
Affiliates thereof) on the other hand. The Seller is not, and following the Closing will not be, obligated by any express or implied contract or agreement to employ, directly or as consultant or otherwise, any person for any specific period of time or until any specific age.

     4.10  Compliance With Laws.  The Acquired Business and each of the Acquired
     ---------------------------
Assets is in substantial compliance with all, and has received no notice of any violation of any, laws or regulations applicable to its operations, including, without limitation, the laws and regulations relevant to the use or utilization of premises, or with respect to which compliance is a condition of engaging in any aspect of the business of the Acquired Business, and the Acquired Business has all permits, licenses, zoning rights, and other governmental authorizations necessary to conduct its business as presently conducted. All such permits, licenses, zoning rights, and other governmental authorizations will, as a part and consequence of the Transaction, be transferred to the Purchaser at the Closing.

     4.11  Ownership  of Assets.  The Seller  has,  except as  disclosed  in the
     ---------------------------
Acquired Business Disclosure Document, good, marketable and insurable title, or valid, effective and continuing leasehold rights in the case of leased property, to all real property (as to which, in the case of owned property, such title is fee simple) and all personal property owned or leased by the Seller and comprising a part of the Acquired Assets or the Acquired Business, or used by the Seller in the conduct of the Acquired Business in such a manner as to create the appearance or reasonable expectation that the same is owned or leased by the Seller; such ownership is free and clear of all liens, claims, encumbrances and charges, except liens for taxes not yet due and minor imperfections of title and encumbrances, if any, which, singly and in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or materially impair the use thereof; no other person has any ownership or similar right in, or contractual or other right to acquire any such right in, any of such assets; and such ownership will be conveyed to the Purchaser at the Closing pursuant to the Transaction. The Seller does not know of any potential action by any party, governmental or other, and no proceedings with respect thereto have been instituted of which the Seller has notice, that would materially affect the Seller's ability to use and to utilize each of such assets in the business of the Acquired Business. The Seller has received no notices from any mortgagee regarding any leased properties of the Acquired Business of the leasehold interest in which comprises any part of the Acquired Assets. The Acquired Business Disclosure Document specifies a detailed listing of all Acquired Business or the leasehold interest in which comprises any part of the Acquired Assets. The Acquired Business Disclosure Document contains a detailed listing of all Acquired Assets that consist of (a) accounts receivable (b) miscellaneous current assets in excess (c) prepaid expenses, (d) real property, and (e) gross aggregate additions for each of the past four (4) years by location of (i) buildings and improvements, (ii) furniture and fixtures, (iii) leasehold improvements, and (iv) automobiles and trucks.

     4.12  Condition of Tangible  Assets.  All tangible  assets  included in the
     ------------------------------------
Acquired Assets are in good operating condition and repair (except for ordinary wear and tear) and are in conformity in all material respects with all
applicable  laws,  ordinances,   orders,   regulations  and  other  requirements
(including applicable zoning, environmental, motor vehicle safety standards, occupational safety and health laws and regulations) relating thereto currently in effect.

     4.13  Trade Names.  The Seller has not utilized any trade name,  fictitious
     ------------------
business name, or other similar name to utilize any of the Acquired Assets during the ten (10) years preceding the date of this Agreement.

     4.14  Employee Benefit Plans.
     -----------------------------

          (a) All Pension Plans and Welfare Plans of the Seller affecting employees of the Acquired Business or employees of the Seller, have been administered in substantial compliance with their terms, ERISA and, where applicable, the Code. The IRS has issued a favorable determination letter with respect to the qualification of each such Pension Plan and the exemption of any corresponding trust. A copy of the Plan has been furnished to Purchaser, and nothing has occurred since the date of any such determination letter that could cause the relevant Pension Plan or trust to lose such qualification or exemption.

          (b) With respect to each Pension Plan or Welfare Plan affecting employees of the Acquired Business or employees of the Seller:
               (i)  there  is  no  fact,  including,   without  limitation,  any
               Reportable Event, that exists that would result in a reason for termination of such Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such plan, in each case as contemplated by ERISA; (ii) neither the Seller nor any fiduciary, trustee or administrator of any such Pension Plan or welfare Plan, has engaged in a Prohibited Transaction that could subject the Seller to any material tax or any material penalty imposed by ERISA or the Code; (iii) the Seller has not incurred any material liability to the PBGC (other than for payment of premiums); and (iv) there is no material Accumulated Funding Deficiency with respect to any Pension Plan, whether or not waived.

          (c) There has been no Plan Termination that has occurred during the five-year period ending on the date of this Agreement affecting employees of the Acquired Business or employees of the Seller.

          (d) The Seller has no Knowledge of any liability being incurred pursuant to Title IV of ERISA by the Seller with respect to any Pension Plan maintained by a trade or business (whether or not incorporated) which is under common control with, or part of a controlled group of corporations with, the Seller, within the meaning of Sections 414(b) or (c) of the Code and affecting employees of the Acquired Business or employees of the Seller.

          (e) No Welfare Plan affecting employees of the Acquired Business or employees of the Seller is funded with a trust or other funding method, other than insurance policies.

          (f) There has occurred no Complete Withdrawal or Partial Withdrawal with respect to any Muliemployer Plan affecting employees of the Acquired Business that could cause the Acquired Business or any part thereof or any of the Acquired Assets to be exposed or subjected to any liability, or any lien or similar charge in relation to any liability, pursuant to or as a result of ERISA other than to the extent previously paid or fully provided for in the Seller's Balance Sheet, and all payment required to be made to any such Plan by the Seller pursuant to any applicable collective bargaining agreements have been made.

     4.15  Facilities.  The Acquired  Facilities  are (as to physical  plant and
     -----------------
structure) structurally sound and none of the Acquired Facilities, nor any of the vehicles or other equipment used by the Acquired Business in connection with its business, has any material defects and all of them are in all material respects in good operating condition and repair and are adequate fro the uses to which they are being put; none of such Acquired Facilities, vehicles or other equipment is in need of maintenance or repairs which are not material in nature or cost. The Seller is not in breach, violation or default of any lease affecting the Acquired Business or the Acquired Assets with respect to, or as a result of, which the other party (whether lessor, lessee, sublessor, or sublessee) thereto has the right to terminate the same, and the Seller has not received notice of any claim or assertion that it is or may be in any such breach, violation or default.

     4.16  Accounts Receivable.  All  accounts receivable of the Seller, whether
     --------------------------
or not reflected in the Seller's Balance Sheet, represent transactions in the ordinary course of business, and are current and collectible net of any reserves shown on such Balance Sheet (which reserves are adequate and were calculated consistent with past practice). The Acquired Business Disclosure Document specifically identifies (a) the aging of Receivables; (b) each receivable in excess of $1,000.00 (c) each Receivable that is more than 90 days past due; and
(d) each Receivable from a Person from whom the aggregate of such receivables exceeds $ 1,000.00.

     4.17  Inventories.  All Inventories of the Seller, whether or not specified
     ------------------
in the Seller's Balance Sheet, are of a quality and quantity useable and salable in the ordinary course of business, except for obsolete items of below standard quality, all of which, in the aggregate, are immaterial in amount. Items included in such Inventories are carried on the books of the Seller, at the lower of cost or market and, in any event, at not greater than their net realizable value, on an item by item basis, after appropriate deduction for costs of completion, marketing costs, transportation expense and allocation of overhead.

     4.18  Contracts.  Except as identified in the Acquired  Business Disclosure
     ----------------
Document, the Acquired Assets and the Acquired Business are not parties to or affected by any contracts, agreements or understandings, whether express or implied, written or verbal, provided, however, that the Acquired Assets or the Acquired Business may be parties to or affected by, and the Acquired Business Disclosure Document need not identify, any such contracts, agreements, or understandings that (a) are terminable on notice of less than thirty-two (32) days and do not involve payments or obligation of more than $ 1,000.00 in any period of thirty-one (31) days or less (on termination or otherwise); or (b) involve aggregate payment or obligation remaining unpaid as of the date of the Agreement of less that $ 1,000.00. The Acquired Business Disclosure Document shall, however, identify the aggregate amount of payment obligations remaining unpaid as of the Agreement of all contracts exempt from disclosure by clause (b) above. The Acquired Business Disclosure Document included a brief summary of each such contract, agreement or understanding identified therein. Without in any respect limiting the foregoing, the Acquired Business Disclosure Document contains a description of all leases of properties included in the Acquired Assets or utilized by the Acquired Business, including all amendments, supplements, extensions and modifications thereof, identifying, inter alia, the date each such document was executed and its effective period. The Seller is not a party to any executory contract to sell or transfer any part of any leasehold interest included in the Acquired Assets or utilized by the Acquired Business. True and accurate copies of all such leases, and of all amendments, supplements, extensions and modifications thereof, have heretofore been delivered to the Purchaser by the Seller.

     4.19  Accounts  Payable.  The  accounts  payable  specified on the Seller's
     ------------------------
Balance Sheet do, and those specified in the most recent balance sheet included in the Unaudited Financial Statements of the Acquired Business do, and those specified on the books of the Seller at the time of the Closing will, specify all amounts owed by the Seller in respect of trade accounts due and other Payables of the Acquired Business or relating to the Acquired Assets, and the actual Liability of the Seller in respect of such obligations was not, and will not be, on any of such dates, in excess of the amounts so specified on the balance sheets or the books of the Acquired Business, as the case may be.

     4.20  Insurance.   The  Seller  has  insurance  policies in  full force and
     ----------------
effect insuring the Acquired Assets and the Acquired Business, and such insurance policies provide for coverages which are usual and customary in the business of the Acquired Business as to amount and scope, and are adequate to protect the Acquired Business against any reasonably foreseeable risk of loss, including business interruption. The Acquired Business Disclosure Document identities each of such insurance policies, indicating the carrier, amount of coverage, annual premium, risks covered, placing broker or agent, and other relevant information as to each. The Seller has not within the past three (3) years received any notice of cancellation of any insurance agreement affecting the Acquired Assets or the Acquired Business.

     4.21  Title to and Utilization of Real  Properties.  Except as disclosed in
     ---------------------------------------------------
the Acquired Business Disclosure Document, the Seller owns fee, simple, insured title to all real property included in the Acquired Assets and has the absolute right to use the same, and is not aware of any claim, notice or threat to the effect that its right to own and use such property is subject in any way to any challenge, claim, assertion or fights, proceedings toward condemnation or confiscation, in whole or in part, or is otherwise subject to challenge. Each parcel of real property the ownership of, or leasehold interest in, which is included among the Acquired Assets is free of any and all hazardous wastes, toxic substances, or other types of contamination or matters of environmental concern, and the Seller is not subject to any Liability resulting from or related to any such wastes, substances, contaminants, or matters of environmental concern in connection with any such property.

     4.22  Actions Since Balance Sheet Date. Except as set forth on the Acquired
     ---------------------------------------
Business Disclosure Document, since the date of the Seller's Balance Sheet, the Seller has taken no actions that would be prohibited pursuant to the provisions of this Agreement (without the prior consent of the Purchaser) after the date of this Agreement.

     4.23  Full  Disclosure.  The  documents, certificates,  and other  writings
     -----------------------
furnished or to be furnished by or on behalf of the Seller to the Purchaser pursuant to the provisions of this Agreement, taken together in the aggregate, do not and will not contain any untrue statement of a material fact, or omit to state any material fact necessary to make the statements made, in light of the circumstances pursuant to which they are made, not misleading.

     4.24  Evaluation of Risks.  The Seller has such Knowledge and experience in
     --------------------------
business and financial matters that the Seller is capable of evaluating the Purchaser and the proposed activities thereof, the risks and merits of the acquisition of the Subject Shares and of making an informed decision relating thereto; and the Seller is not utilizing any other Person regarding the evaluation of those risks and merits.

     4.25  Questionable Payments. Neither the Seller, nor any director, officer,
     ----------------------------
agent, employee, or other person associated with or acting on behalf of the Seller has, directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign and domestic political parties or campaigns, from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false or fictitious entry on the books or records of the Seller; made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment; given any favor or gift which is not deductible for federal income tax purposes; or made any bribe, or kickback, or other payment of a similar or comparable nature, whether lawful or not, to any person or Entity, private, or public, regardless of form, whether in money, property, or services, to obtain favorable services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained.

     4.26  Labor Matters.  The Seller is not a party to any labor agreement with
     --------------------
respect to its employees with any labor organization, group or association. The Seller has not experienced any attempt by organized labor or its representatives to make the Seller conform to demands of organized labor relating to the Seller's employees or to enter into a binding agreement with organized labor that would relate to the employees of the Seller. The Seller is in material compliance with all applicable laws respecting employment practices, terms and conditions of employment and wages and hours and is not engaged in any unfair labor practice which would have a material adverse effect on the Acquired Assets. There is no unfair labor practice charge or complaint against the Seller pending before the National Labor Relations Board or any other Governmental Entity resulting from the Seller's activities, and the Seller has no Knowledge of any facts or information which would give rise thereto; there is no labor strike or labor disturbance pending or, to the Seller's Knowledge, threatened against the Seller nor is any grievance currently being asserted; and the Seller has not experienced a work stoppage or other labor difficulty.

     4.27  No Other Agreements  Regarding the Acquired  Business or the Acquired
     ---------------------------------------------------------------------------
Assets. The Seller does not have any legal or equitable obligation,  absolute or
-------
contingent, to any other person to sell the Acquired Business or any of the Acquired Assets, or to enter into any agreement with respect thereto.

     4.28  Compliance With Legislation Regulating Environmental Quality.  To the
     -------------------------------------------------------------------
Seller's Knowledge, there are no toxic wastes or other toxic or hazardous substances or materials being stored or otherwise held in or on any of the Seller's facilities, or which have migrated from the Seller's facilities, whether contained in ambient air, surface water, groundwater, land surface or subsurface strata. To the Seller's Knowledge, the Seller's facilities have been maintained in material compliance with all federal, state and local environmental protection, occupational, health and safety or similar laws, ordinances, restrictions, licenses, and local environmental protection, occupational, health and safety or similar laws ordinances, restrictions, licenses and regulations, including, but not limited to, the Federal Water Pollution Control Act, Resource Conservation & Recovery Act, Safe Drinking Water Act, Toxic Substances Control Act, Clean Air Act, Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), and similar state laws. The Seller has not disposed or arranged (by contract, agreement or otherwise), within the meaning of Section 107(a)(3) of CERCLA, for the disposal of any material or substance that was generated or used by the Seller at any off-site location that has been or is listed or proposed for inclusion on the National Priority List promulgated pursuant to CERCLA or any list promulgated by any Governmental Entity for the purpose of identifying sites which pose an imminent danger to health and safety. The Seller has delivered to the Purchaser true and complete copies of all environmental studies, reports and analyses made or prepared, in the last five (5) years relating to Acquired Assets.

     4.29  Financial  Statements.  The Seller has  heretofore  delivered  to the
     ----------------------------
Purchaser the Unaudited Financial Statements of the Acquired Business.

     All of the historical financial statements contained in such documents were prepared from the books and records of the Seller. The Unaudited Financial Statements of the Acquired Business were prepared in accordance with GAAP, and fairly and accurately present the financial position and condition of the Seller as at the dates and for the periods indicated, subject to normal adjustments, none of which will be material. Without limiting the foregoing, at the date of the Seller's Balance Sheet the Seller owned each of the assets included in preparation of the Seller's Balance Sheet, and the valuation of such assets in the Seller's Balance Sheet is not more than their fair saleable value (on an item by item basis) at that date; and the Seller had no Liabilities for which the Acquired Business or any part of the Seller's Balance Sheet, nor any Liabilities in amounts in excess of the amounts included for them in the Seller's Balance Sheet. From the date of this Agreement through the Closing Date the Seller will continue to prepare financial statements for the Acquired Business on the same basis that it has done so in the past, will promptly deliver the same to the Purchaser, and agrees that from and after such delivery the foregoing representations will be applicable to each financial statement so prepared and delivered.

     4.30  Absence of Material Differences From Disclosure  Document.  Except as
     ----------------------------------------------------------------
specifically disclosed in the Acquired Business Disclosure Document:

     4.31  No Undisclosed Liabilities. The Seller has no Liabilities relating to
     ---------------------------------
or affecting the Acquired Business or the Acquired Assets which are not adequately specified or reserved against on the Seller's Balance Sheet, except Liabilities incurred since the date of the Seller's Balance Sheet in the ordinary course of business of the Acquired Business and consistent with past practice. Without limiting the foregoing, (a) there are no unpaid leasehold improvements at any of the Acquired Facilities for which the Acquired Business is or will be responsible, and (b) there are no deferred rents due to lessors at or with respect to any of such Acquired Facilities, and (c) the Acquired

Business Disclosure Document sets forth, as a part thereof, each Liability of or affecting the Acquired Business or the Acquired Assets.

     4.32  No  Material Adverse  Change,  etc.  Since  the date of the  Seller's
     -----------------------------------------
Balance Sheet, other than as contemplated or caused by this Agreement, there has not been (a) any material adverse change in the business, condition (financial or otherwise), operations, or prospects of the Acquired Business; (b) any damage, destruction or loss, whether covered by insurance or not, having a material adverse effect on the business, condition (financial or otherwise), operations or prospects of the Acquired Business, or adversely affecting the Acquired Assets; (c) any entry into or termination of any material commitment, contract, agreement or transaction affecting the Acquired Business or the Acquired Assets (including, without limitation, any material borrowing or capital expenditure or sale or other disposition of any material asset or assets) other than this Agreement and agreements executed in the ordinary course of business; (d) any redemption, repurchase or other acquisition for value of the capital stock of any corporation included in the Acquired Assets or of securities convertible into or rights to acquire any such capital stock or any dividend or distribution declared, set aside or paid on any such capital stock;
(e) any transfer of or right granted under any material lease, license, agreement, patent, trademark, trade name or copyright included among the Acquired Assets; (f) any sale or other disposition of any asset of the Acquired Business, or any mortgage, pledge or imposition of any lien or other encumbrance on any asset of the Acquired Business or of any agreement relating to any of the foregoing; or (g) any default or breach in any material respect under any contract, license or permit held by or for or affecting the Acquired Business. Since the date of the Seller's Balance Sheet, the Seller has conducted the Acquired Business only in the ordinary and usual course, and, without limiting the foregoing, no changes have been made in (a) executive compensation amounts, or (b) the manner in which other employees of the Acquired Business, or employees whose principal duties related to the Acquired Business or the Acquired Assets, are compensated, or (c) supplemental benefits provided to any such executives or other employees, or (d) inventory levels of the Acquired Business in relation to sales levels, except, in any such case, in the ordinary course of business and, in any even, without material adverse effect on the business, condition (financial or otherwise), operations, or prospects of the Acquired Business.

     4.33  Proprietary Rights.  The Seller possesses full and complete ownership
     -------------------------
of, or adequate and enforceable long-term licenses or other rights to use (without payment), all Proprietary Rights used in the Acquired Business or utilized in conjunction with the Acquired Assets, and all such ownership, license or other rights shall be conveyed to the Purchaser at the Closing pursuant to the Transaction; the Seller has not received any notice of conflict which asserts the rights of others with respect thereto; and the Seller has in all material respects performed all of the obligations required to be performed by it, and is not in default in any material respect, pursuant to any agreement relating to any such Property Right.

     4.34  Evaluation  of Risks.  At the time the Seller was offered the Subject
     ---------------------------
Shares and at the Closing Date, the Seller, either alone or together with its representatives, had and will have such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective acquisition of the Subject Shares and had and will have so evaluated the merits and risks of such acquisition. The Seller has the authority and is duly and legally qualified to acquire and own the Subject Shares.

     4.35   Acknowledgment   of  Certain  Risks.  The  Seller   understands  and
     -------------------------------------------
acknowledges that the Seller's acquisition of the Subject Shares involves significant and numerous risks.

     4.36  Recent Operations.   The Seller understands and acknowledges that the
     ------------------------
Purchaser has commenced operations quite recently and has no history of operations upon which the Seller can make an evaluation of the acquisition of the Subject Shares.

     4.37  No Approval by Regulatory Agency. The Seller is aware that no federal
     ---------------------------------------
or state agency has approved or made any finding or determination regarding the fairness or adequacy of the acquisition of the Subject Shares or any recommendation or endorsement of the Subject Shares.

     4.38  Opportunity Regarding  Review and Inspection.  The Seller has had the
     ---------------------------------------------------
opportunity to make such inspections as the Seller has deemed necessary or appropriate to complete the Seller's acquisition of the Subject Shares.

     4.39  No  Advertisement or  Solicitation.  The Seller has not received from
     -----------------------------------------
the Purchaser or any Person acting on behalf of the Purchase any advertisement or general solicitation in connection with the Seller's acquisition of the Subject Shares.

     4.40  Conflict of Interest  and  Consent to  Multiple  Representation.  The
     ----------------------------------------------------------------------
Purchaser and the Seller have both requested that Stepp Law Group ("Firm") represent both parties in connection with the Transactions. The Firm has represented, and continues to represent, both Purchaser and Seller in regard to certain transactional and securities matters. The relationship between the parties and the multiple representation of the parties by the Firm in connection with the Transaction may result in the representation of adverse interests by the Firm regarding representation of both of the parties to the Transaction. Accordingly, the Firm has disclosed to both Purchaser and Seller, in writing, the existing and potential conflicts of interest inherent in such multiple representation. This Agreement constitutes a written acknowledgment by Purchaser and Seller, jointly and severally, that the Firm has informed both parties, in writing, of those conflicts of interest and, by signing this Agreement, the Seller provides written consent to the multiple representation by the Firm of the parties in connection with the Transaction.


                                    ARTICLE V
                           COVENANTS OF THE PURCHASER

     5.1  Affirmative  Covenants.  From the date of this  Agreement  through the
     ----------------------------
Closing Date, the Purchaser will take every action reasonably required of it in order to satisfy the conditions to Closing set forth in this Agreement and otherwise to ensure the prompt and expedient consummation of the Transaction substantially as contemplated by this Agreement, and will exert all reasonable efforts to cause the Transaction to be consummated; provided, however, in all instances that the representations and warranties of the Seller in this Agreement are and remain true and accurate and the covenants and agreements of the Seller in this Agreement are performed and that the conditions to the obligations of the Purchaser set forth in this Agreement are capable of being performed.

     5.2  Cooperation.  The Purchaser  shall  cooperate  with the Seller and its
     -----------------
counsel, accountants and agents in every way in closing and consummating the Transaction, and in delivering all documents and instruments deemed reasonably necessary or useful by counsel to the Seller.

     5.3  Expenses.  Whether  or  not  the Transaction is consummated, all costs
     --------------
and expenses incurred by the Purchaser in connection with this Agreement and the Transaction shall be paid by the Purchaser.

     5.4  Publicity.  Prior to the  Closing  any  written  news  releases by the
     ---------------
Purchaser pertaining to this Agreement or the Transaction shall be submitted to the Seller for review and approval prior to release by the Purchaser, and shall be released only in a form approved by the Seller; provided, however, that (1) such approval shall not be unreasonably withheld, and (2) such review and approval shall not be required of releases by the Purchaser, if prior review and approval would prevent the timely and accurate dissemination of such news release as required to comply, in the judgment of counsel, with any applicable law, rule or policy.

     5.5  Access and Information.  The Purchaser shall provide to the Seller and
     ----------------------------
to the Seller's accountants, counsel, and other representatives reasonable access during normal business hours throughout the period prior to the Closing to all of the Purchaser's properties, books, contracts, commitments, records (including, but not limited to, tax returns), and personnel relating to the Purchaser and, during such period, the Purchaser shall furnish promptly to the Seller (1) all written communications relating to the business of the Purchaser,
(2) internal monthly financial statements of the Purchaser when and as available, and (3) all other information relating to the business of the Purchaser as the Seller may reasonably request, but no investigation pursuant to this Section 5.5 shall affect any representations or warranties of the Purchaser or the conditions to the obligations of the Seller to consummate the Transaction. In the event of the termination of this Agreement, the Seller will, and will cause its representatives to, deliver to the Purchaser or destroy all documents, work papers, and other material, and all copies thereof, obtained by the Seller or on its behalf from the Purchaser as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof, and will hold in confidence all information received from the Purchaser, whether or not such information has been designated as confidential by the Purchaser in writing or by appropriate and obvious notation, and the Seller will not use any such information, except in connection with the Transaction, until such time as such information is otherwise publicly available. Seller and its representatives shall assert their rights pursuant to this Section 5.5 in such a manner as to minimize interference with the business of the Purchaser.

     5.6  Conduct of Business Pending Closing of the  Transaction.  Prior to the
     -------------------------------------------------------------
consummation of the Transaction or the termination of this Agreement pursuant to its terms, unless the Seller shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed, and except as otherwise contemplated by this Agreement, the Purchaser will comply with each of the following:

          (1) The business of the Purchaser will be conducted only in the ordinary and usual course, the Purchaser shall keep intact the business organization and goodwill of the Purchaser and its business, keep available the services of the employees of the
               Purchaser and maintain good relationships with suppliers, lenders, creditors, distributors, employees, customers and others having business or financial relationships with the Purchaser, and the Purchaser shall immediately notify the Seller of any event or occurrence or emergency material to, and not in the ordinary and usual course of business of, the Purchaser.

          (2) The Purchaser will continue properly and promptly to file when due all federal, state, local, foreign, and other tax returns, reports, and declarations required to be filed by it, and will pay, or make full and adequate provision for the payment of, all taxes and governmental charges due from or payable by it.

          (3)  The  Purchaser   will  comply  with  all  laws  and   regulations
               applicable to the operations of the Purchaser.

          (4) The Purchaser will maintain in complete force and effect insurance coverage relating to its business of a type and amount customary in the business of the Purchaser (but not less than that presently in effect).

     5.7  Updating of Exhibits and  Schedules.  The  Purchaser  shall notify the
     -----------------------------------------
Seller of any changes, additions or events which may cause any change in or addition to any schedules or exhibits delivered by the Purchaser pursuant to this Agreement, promptly after the occurrence of the same and at the Closing by the delivery of updates of all such schedules and exhibits. No notification made pursuant to this section shall be deemed to cure any breach of any representation or warranty made in this Agreement, unless the Seller specifically agrees thereto in writing, nor shall any such notification be considered to constitute or result in a waiver by the Seller of any condition set forth in this Agreement.

     5.8  Issuance  and  delivery  of the  Consideration.  On the  Closing,  the
     ----------------------------------------------------
Purchaser shall issue or cause to be issued to the Seller a certificate evidencing the Subject Shares.

     5.9  Notice of Changes.  Until the Closing, the Purchaser will  immediately
     -----------------------
inform the Seller, in a detailed written notice, of any fact or occurrence or any pending or threatened occurrence of which the Purchaser obtains Knowledge and which (if existing and known at the time of the execution of this Agreement) or at the time of closing (a) would have been required to be set forth or disclosed in or pursuant to this Agreement or an exhibit or schedule hereto, (b) would make the performance by the Seller of a covenant specified in this Agreement impossible or make that performance materially more difficult that in the absence of that fact or occurrence, or (c) (if existing and known at the time of the Closing) would cause a condition to the Seller's obligations pursuant to this Agreement not to be satisfied completely.

     5.10  Brokerage Fees. If any person shall assert against the Seller a claim
     ---------------------
to a fee, commission, or other compensation because of alleged performance of services as a broker or finder of the Purchaser, in connection with or as a result of the Transaction the Purchaser shall (subject to next sentence) indemnify and hold the Seller harmless against any and all losses, liabilities, claims, damages, and expenses whatsoever as and when incurred resulting from, based upon or in connection with such claim by such person, and the Purchaser shall, at its expense, defend, any and all lawsuits, actions, proceedings (formal or informal), or investigations involving the claim that may at any time be brought against the Seller and satisfy promptly any settlement or judgment arising therefrom; but, if the Purchaser fails to defend any such lawsuit, action, proceeding, or investigation in a timely manner, the Seller, shall have the right to defend and settle the same and pay any judgment or settlement pertaining thereto, as it may reasonably deem appropriate, at the cost of Purchaser. If, however, it is ultimately determined in any suit, action, or proceeding (in which the Seller was provided the opportunity to have its counsel participate in the defense) the Seller was the sole employer of the broker or finder, or services were performed solely for Seller, the Purchaser shall not be responsible pursuant to this Section 5.10 and amounts therefor paid by the Purchaser pursuant to this Section 5.10 shall be reimbursed by the Seller.

     5.11  Changes  in  Members  of Board of Directors.  On the Closing Date, as
     --------------------------------------------------
the only member of the Board of Directors of the Purchaser, shall appoint those persons as members of the Board of Directors of the Purchaser as designated by the Seller.

     5.12  Registration  Rights  Agreements.  On or before the Closing Date, the
     ---------------------------------------
Purchaser shall enter into and execute with the Seller the Registration Rights Agreement. The Purchaser shall perform each and every obligation to be performed by the Purchaser pursuant to the Registration Rights Agreement.

     5.13  Stop  Transfer  Orders; Suspension  of  Qualification.  The Purchaser
     ------------------------------------------------------------
shall not make any notation on its records or give instructions to any transfer agent of the Purchaser which enlarge the restrictions of transfer imposed by law. The Purchaser will advise the Seller, promptly after the Purchaser receives notice of issuance by the SEC, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending the use of any offering of any securities of the Purchaser, or of the suspension of the qualification of the Subject Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

     5.14  Furnishing  of  Information.  The  Purchaser  shall  file  timely (or
     ----------------------------------
obtain extensions in respect thereof and file within the applicable extension period) all reports required to be filed by the Purchaser after the (i) date of this Agreement and (ii) Closing Date pursuant to Section 13(a) or 15(d) of the Exchange act and to furnish the Seller promptly with true and complete copies of all such reports. Upon the request of any Person, the Purchaser shall deliver to such Person a written certification of a duly authorized officer of the Purchaser as to whether the Purchaser has complied with such requirements.

     5.15  Form  D;  Blue  Sky  Laws.  The  Purchaser  shall file a  Form D with
     --------------------------------
respect to the Subject Shares as required pursuant to Regulation D and to provide a copy thereof to the Seller promptly after such filing. The Purchaser shall, on or before the Closing Date, take such action as the Purchaser shall reasonably determine is necessary to qualify the Subject Shares for, or obtain exemption for the Subject Shares for, issuance to the Seller at the Closing pursuant to this Agreement pursuant to applicable securities or "Blue Sky" laws of the states of the United States, and shall provide to the Seller evidence of any such action so taken on or prior to the Closing Date. The Purchaser shall make all filings and reports relating to the offer and sale of the Subject Shares required pursuant to applicable securities or "Blue Sky" laws of the states of the United States following the Closing Date.

     5.16  Integration.  The Purchaser shall not sell, offer for sale or solicit
     ------------------
offers to purchase or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the issuance of the Subject Shares in a manner that would require the registration pursuant to the Securities Act of the issuance of any or all of the Subject Shares to the Seller.

     5.17  Conflict of Interest  and  Consent to  Multiple  Representation.  The
     ----------------------------------------------------------------------
Purchaser and the Seller have both requested that Stepp Law Group ("Firm") represent both parties in connection with the Transaction. The Firm has represented, and continues to represent, both Purchaser and Seller in regard to certain transactional and securities matters. The relationship between the parties and the multiple representation of the parties by the Firm in connection with the Transaction may result in the representation of adverse interests by the Firm regarding representation of both of the parties to the Transaction. Accordingly, the Firm has disclosed to both Purchaser and Seller, in writing, the existing and potential conflicts of interest inherent in such multiple representation. This Agreement constitutes a written acknowledgment by Purchaser and Seller, jointly and severally, that the Firm has informed both parties, in writing, of those conflicts of interest and, by signing this Agreement, the Purchaser provides written consent to the multiple representation by the Firm of the parties in connection with the Transaction.

                                   ARTICLE VI
                             COVENANTS OF THE SELLER

     6.1  Affirmative Covenants.  From the date hereof through the Closing Date,
     ---------------------------
the Seller will take every action reasonably required of it to satisfy the conditions to Closing set forth in this Agreement and otherwise to ensure the prompt and expedient consummation of the Transaction substantially as contemplated hereby, and will exert all reasonable efforts to cause the Transaction to be consummated; provided, however, in all instances that the representations and warranties of the Purchaser in this Agreement are and remain true and accurate and that the covenants and agreements of the Purchaser in this Agreement are correct and that the conditions to the obligations of the Seller set forth in this Agreement are capable of satisfaction.

     6.2  Dissolution  and Liquidation of  the Seller.  After the Closing and at
     -------------------------------------------------
the Seller's expense, the Seller shall take all action necessary or appropriate for the prompt distribution of the Subject Shares to the Seller's shareholders.

     6.3  Access and Information.  The Seller shall provide to the Purchaser and
     ----------------------------
to the Purchaser's accountants, counsel, and other representatives reasonable access during normal business hours throughout the period prior to the Closing to all of the Seller's properties, books, contracts, commitments, records (including, but not limited to, tax returns), and personnel relating to the Acquired Assets and, during such period, the Seller shall furnish promptly to the Purchaser (1) all written communications relating to the Acquired Assets, and (2) all other information relating to the Acquired Assets as the Purchaser may reasonably request, but no investigation pursuant to this Section 6.3 shall affect any representations or warranties of the Seller, or the conditions to the obligations of the Purchaser to consummate the Transaction. In the event of the termination of this Agreement, the Purchaser will, and will cause its representatives to, deliver to the Seller or destroy all documents, work papers, and other material, and all copies thereof, obtained by the Purchaser or on its behalf from the Seller as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof, and will hold in confidence all information received from the Seller, whether or not such information has been designated as such by the Seller in writing or by appropriate and obvious notation, and the Purchaser will not use any such information, except in connection with the Transaction, until such time as such information, is otherwise publicly available. Purchaser and its representatives shall assert their rights pursuant to this Section 6.3 in such manner as to minimize interference with the business of the Seller.

     6.4  No Solicitation.  The Seller and those persons and Entities  acting on
     ---------------------
behalf of the Seller will not, and the Seller will use its best efforts to cause its employees, agents, and representatives (including any investment banker) not, directly or indirectly, to solicit, encourage, or initiate any discussions with, or negotiate or otherwise deal with, or provide any information to, any person or Entity other than the Purchaser and its officers, employees, and agents, relating to the Acquired Assets. The Seller will notify the Purchaser immediately upon receipt of any inquiry, offer or proposal relating to any of the foregoing. None of the foregoing shall prohibit providing information to others in a manner in keeping with the ordinary conduct of the Seller's business, or providing information to government authorities.

     6.5  Conduct of Business Pending Closing of the  Transaction.  Prior to the
     -------------------------------------------------------------
consummation of the Transaction or the termination of this Agreement pursuant to its terms, unless the Purchaser shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed, and except as otherwise contemplated by this Agreement, the Seller will comply with each of the following:

     (1) The Seller's business will be conducted only in the ordinary and usual course, the Seller shall keep intact the business organization and goodwill of the Seller and the Seller's business, keep available the services of the employees of the Seller and maintain good relationships with suppliers, lenders, creditors, distributors, employees, customers and others having business or financial relationships with the Seller's business, and the Seller shall immediately notify the Purchaser of any event or occurrence affecting the Acquired Assets.

     (2) The Seller shall not create, incur or assume any long-term or short-term indebtedness for money borrowed or make any capital expenditures or commitment affecting any of the Acquired Assets.

     (3) The Seller shall not sell, lease, mortgage, encumber, or otherwise dispose of or grant any interest in any of the Acquired Assets.

     (4) The Seller shall not enter into any contract, agreement, commitment, or understanding relating to or affecting the Acquired Assets.

     (5) The Seller shall not enter into any agreement, commitment, or understanding, whether in writing or otherwise, with respect to any of the matters referred to in subparagraphs (1) through (4) above.

     (6) The Seller will continue properly and promptly to file when due all federal, state, local, foreign, and other tax returns, reports, and declarations required to be filed by it relating to the Acquired Assets, and will pay, or make full and adequate provision for the payment of, all taxes and governmental charges due from or payable by the Seller relating to the Acquired Assets.

     (7) The Seller will comply with all laws and regulations applicable to the operations of the Seller's business and the utilization of the Acquired Assets.

     (8) The Seller will maintain in full force and effect insurance coverage relating to the Acquired Assets (but not less than that presently in effect).

     6.6  Cooperation.  The Seller will  cooperate  with the  Purchaser  and its
     -----------------
counsel, accountants, and agents in every way in consummating and closing the Transaction and in delivering all documents and instruments deemed reasonably necessary or useful by the Purchaser.

     6.7  Expenses.  Whether  or  not  the Transaction is consummated, all costs
     --------------
and expenses incurred by the Seller in connection with this Agreement and the Transaction shall be paid by the Seller.

     6.8  Publicity.  Prior  to  the  Closing any written  news releases by  the
     ---------------
Seller pertaining to this Agreement or the Transaction shall be submitted to the Purchaser for review and approval prior to release by the Seller, and shall be released only in a form approved by the Purchaser; provided, however, that (1) such approval shall not be unreasonably withheld, and (2) such review and approval shall not be required of releases by the Seller, if prior review and approval would prevent the timely and accurate dissemination of such news release as required to comply, in the judgment of counsel, with any applicable law, rule or policy.

     6.9  Updating  of  Exhibits  and  Disclosure  Documents.   The Seller shall
     --------------------------------------------------------
notify the Purchaser of any changes, additions, or events which may cause any change in or addition to any schedules or exhibits delivered by the Seller pursuant to this Agreement promptly after the occurrence of the same and again at the Closing by delivery of appropriate updates to all such schedules and exhibits. No such notification made pursuant to this section shall be deemed to cure any breach of any representation or warranty made in this Agreement, unless the Purchaser specifically agrees thereto in writing, nor shall any such notification be considered to constitute or result in a waiver by the Purchaser of any condition set forth in this Agreement.

     6.10  Payment of Unassumed  Liabilities.  The Seller agrees promptly to pay
     ----------------------------------------
when due, or otherwise to discharge, without cost or expense to the Purchaser, each and every unassumed Liability of the Seller.

     6.11  Notice of Changes.  Until the  Closing,  the Seller will  immediately
     ------------------------
inform the Purchaser, in a detailed written notice, of any fact or occurrence or any pending or threatened occurrence of which the Seller obtains Knowledge and which (a) (if existing and known at the time of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement or an exhibit or schedule hereto, (b) (if existing and known at any time prior to or at the Closing) would make the performance by the Purchaser of a covenant specified in this Agreement impossible or make that performance materially more difficult that in the absence of that fact or occurrence, or (c) (if existing and known at the time of the Closing) would cause a condition to the Purchaser's obligations pursuant to this Agreement not to be fully satisfied.

     6.12  Consents  Without  Any  Condition.  The  Seller  shall  not  make any
     ----------------------------------------
agreement or enter into any understanding not approved in writing by Purchaser as a condition for obtaining any consent, authorization, approval, order, license, certificate, or permit required or contemplated by this Agreement.

     6.13  Brokerage  Fees.  If any person shall assert  against the Purchaser a
     ----------------------
claim to a fee, commission, or other compensation on account of alleged performance of services as a broker of finder, in connection with or as a result of the Transaction, the Seller shall (subject to next sentence) indemnify and hold the Purchaser harmless against any and all losses, liabilities, claims, damages, and expenses whatsoever as and when incurred resulting from, based upon or in connection with such claim by such person, and the Seller shall, at its expense, defend, any and all lawsuits, actions, proceedings (formal or informal), or investigations involving the claim that may at any time be brought against the Seller and satisfy promptly any settlement or judgment arising therefrom; but, if the Seller fails to defend any such lawsuit, action, proceeding, or investigation in a timely manner, the Purchaser shall have the right to defend and settle the same and pay any judgment or settlement pertaining thereto, as the Purchaser may reasonably deem appropriate, at the cost of the Seller. If, however, it is ultimately determined in any suit, action, or proceeding (in which the Purchaser was provided the opportunity to have its counsel participate in the defense) the Purchaser, was the sole employer of the broker or finder, or services were performed solely for the Purchaser, the Seller shall not be responsible pursuant to this Section 6.13 and amounts therefor paid by the Seller because of this Section 6.13 shall be reimbursed by the Purchaser.

     6.14  Consent  of Shareholders.  As soon as practicable after the execution
     -------------------------------
of this Agreement, Seller shall commence activities towards obtaining the approval of the Transaction by the holders of the majority in interest (fifty one percent (51%) or more) of the issued and outstanding shares of the $.001 par value common stock of the Seller, which approval may be obtained in any manner consistent with the General Corporation Law of the State of California.

     6.15  Transfer Restrictions.  If the Seller should decide to dispose of any
     ----------------------------
of the Subject Shares, the Seller understands and agrees that it may do so only pursuant to an effective registration statement pursuant to the Securities Act (such as the SB-2) of the Purchaser or pursuant to an available exemption from the registration and prospectus delivery requirements of the Securities Act. In connection with any transfer of any Subject Shares other than pursuant to an effective registration statement filed by the Purchaser, the Purchaser may require the transferor thereof to provide to the Purchaser a written opinion of counsel, the form and substance of which opinion shall be reasonably satisfactory to the Purchaser, to the effect that such transfer does not require registration of such transferred securities pursuant to the Securities Act, which opinion shall be delivered by counsel for the Purchaser.

     6.16  Consent  to  Legend.  The Seller agrees to the imprinting, so long as
     --------------------------
is required,  of the following legend on the certificate  evidencing the Subject
Shares:

     (begin boldface)
     THE  SECURITIES  REPRESENTED  HEREBY  HAVE  NOT  BEEN  REGISTERED  WITH THE
     SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
     (end boldface)


                                   ARTICLE VII
                              CONDITIONS TO CLOSING

     7.1  Conditions to Obligation of Purchaser. The obligation of the Purchaser
     -------------------------------------------
to close the Transaction shall be subject to the fulfillment at or prior to the Closing of the following conditions, unless the Seller shall waive such fulfillment in writing:

     (1) This Agreement and the Transaction shall have received all approvals, consents, authorizations, and waivers from governmental and other regulatory agencies and other third parties (including lenders, holders of debt securities and lessors) required to consummate the Transaction;

     (2) There shall not be in effect a preliminary or permanent injunction or other order by any federal or state court which prohibits the consummation of the Transaction;

     (3) The Seller shall have performed in all material respects each of its agreements and obligations specified in this Agreement and required to be performed on or prior to the Closing and shall have complied with all material requirements, rules, and regulations of all regulatory authorities having jurisdiction relating to the Transaction;

     (4) No adverse change shall, in the judgment of the Purchaser, have occurred regarding the Acquired Assets since the date of this Agreement;

     (5) The representations and warranties of the Seller set forth in this Agreement shall be true in all material respects as of the date of this Agreement and, except in such respects as, in the judgment of the Purchaser, do not materially and adversely affect the Acquired Assets, as of the Closing, as if made as of the Closing; and

     (6) The Seller shall have delivered to the Purchaser other documents that the Purchaser may reasonably request in order to enable the Purchaser to determine whether the conditions to its obligation pursuant to this Agreement have been satisfied and otherwise to consummate and close the Transaction.

     7.2  Conditions  to Obligation of the Seller.  The obligation of the Seller
     ---------------------------------------------
to effect the Transaction shall be subject to the fulfillment at or prior to the Closing of the following conditions, unless the Purchaser shall waive such fulfillment in writing:

     (1) This Agreement and the Transaction shall have received all approvals, consents, authorizations, and waivers from governmental and other regulatory agencies and other third parties;

     (2) There shall not be in effect a preliminary or permanent injunction or other order by any federal or state authority which prohibits the consummation of the Transaction;

     (3) The Purchaser shall have performed in all material respects its agreements and obligations specified in this Agreement required to be performed on or prior to the Closing;

     (4) The representations and warranties of the Purchaser set forth in this Agreement shall be true in all material respects as of the date of this Agreement and, except in such respects as do not materially and adversely affect the business of the Purchaser, as of the Closing Date as if made as of the Closing Date; and

     (5) The Purchaser shall have delivered to the Seller other documents that the Seller may reasonably request in order to enable the Seller to determine whether the conditions to its obligation pursuant to this Agreement have been satisfied and otherwise to consummate and close the Transaction.

     7.3  Hart-Scott-Rodino  Waiting Period.  All applicable  waiting periods in
     ---------------------------------------
respect of the transactions contemplated by this Agreement pursuant to the HSR Act, as amended, shall have expired at or prior to the Closing.


                                  ARTICLE VIII
              DOCUMENTS TO BE DELIVERED AND INSTRUMENTS AT CLOSING

     8.1  The  Purchaser  to the Seller.  On the  Closing,  the  Purchaser shall
     -----------------------------------
deliver or cause to be delivered the following  instruments and documents to the
Seller:

     (1)  A certificate  evidencing and representing  the Subject Shares,  which
          certificate   shall  specify  an  appropriate   legend  regarding  the
          restricted nature of those shares;

     (2)  Those  documents  contemplated  by the  provisions of Paragraph (5) of
          Section 7.2 of this Agreement;

     (3) Evidence of action by the members of the Board of Directors of the Purchaser appointing as members of the Board of Directors of the Purchaser those persons designated by the Seller; and

     (4) A copy of the Registration Rights Agreement duly signed by authorized officers of the Purchaser.

     8.2  The Seller to the Purchaser.  On the Closing, the Seller shall deliver
     ---------------------------------
or  cause  to be  delivered  the  following  instruments  and  documents  to the
Purchaser:

     (1) A Bill of Sale, executed by the President and Secretary of the Seller, pursuant to which title to the Acquired Assets are transferred and vested in the Purchaser a copy of which is attached to this Agreement marked as Exhibit "A" ("Bill of Sale");

     (2)  Those  documents  contemplated  by the  provisions of Paragraph (6) of
          Section 7.1 of this Agreement; and

     (3) A copy of the Registration Rights Agreement duly signed by authorized officers of the Seller.


                                   ARTICLE IX
                                 INDEMNIFICATION

     9.1  Indemnification  by the Seller.  The Seller shall indemnify,  save and
     ------------------------------------
hold harmless the Purchaser, its affiliates and subsidiaries, and its and their respective officers, employees, directors, accountants, auditors, attorneys, partners, agents, and other representatives ("Purchaser's Representatives") from and against any and all costs, losses (including, without limitation, diminution in value), liabilities, damages, lawsuits, deficiencies, adverse claims, Taxes and expenses (whether or not resulting from third-party claims) including, without limitation, interest, penalties, reasonable attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing (collectively, "Damages"), incurred in connection with or resulting from (i) any breach of any covenant or warranty, or the inaccuracy of any representation made by the Seller in or pursuant to this Agreement, (ii) any actual or threatened claim, suit, action or proceeding resulting from the Seller's use of the Acquired Assets prior to the Closing Date and (iii) any and all liabilities of the Seller. The term Damages as used in this Section 9.1 is not limited to matters asserted by third parties against the Purchaser or the Purchaser's Representatives, but includes Damages incurred or sustained by the Purchaser or the Purchaser's Representatives, in the absences of third party claims.

     9.2  Indemnification by the Purchaser.  The Purchaser shall indemnify, save
     --------------------------------------
and hold harmless the Seller, and the Seller's officers, employees, directors, accountants, auditors, attorneys, partners, agents and other representatives, from and against any and all Damages incurred in connection with or arising out of or resulting from any breach of any covenant or warranty, or the inaccuracy of any representation, made by the Purchaser in or pursuant to this Agreement.

     9.3  Defense of Third-Party Claims. If any lawsuit or enforcement action is
     -----------------------------------
filed against any party entitled to the benefit of indemnification pursuant to this Article IX, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event no later than fifteen (15) days after the service of the citation or summons); provided, however, that the failure of any indemnified party to give timely notice shall not affect rights to indemnification contemplated by this Article IX except to the extent that the indemnifying party demonstrates actual damage caused by such failure. After such notice, if the indemnifying party shall acknowledge in writing to the indemnified party that the indemnifying party shall be obligated pursuant to the terms of its indemnification pursuant to this Article IX in connection with such lawsuit or action, then the indemnifying party shall be entitled, if such party so elects, to take control of the defense and investigation of such lawsuit or action and to employ and engage attorneys of its own choice to handle and defend the same, at the indemnifying party's cost, risk and expense; provided, however, that the indemnifying party and its counsel shall proceed with diligence and in good faith with respect thereto. The indemnified party shall cooperate in all reasonable respects with the indemnifying party and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal resulting therefrom; provided, however, that the indemnified party may, at its own cost, participate in the investigation, trial and defense of such lawsuit or action and any appeal resulting therefrom. If a tax audit is commenced or any Tax is claimed in connection with any of the Acquired Assets prior to the Closing Date, such tax claim shall be treated as a lawsuit or enforcement action for purposes of this Section 9.3; provided, however, that the Seller shall be solely responsible for all Taxes, Liabilities and expenses resulting therefrom.


                                    ARTICLE X
                         TERMINATION, AMENDMENT, WAIVER

     10.1  Termination.  This Agreement and the Transaction may be terminated at
     ------------------
any time prior to the Closing:

     (1)  By mutual consent of the Purchaser and the Seller; or

     (2) By either Purchaser or the Seller, upon written notice to the other, if the conditions to such party's obligations to consummate the Transaction, in the case of Purchaser, as specified in Section 7.1 of this Agreement, or, in the case of the Seller, as specified in Section
          7.2 of this Agreement, were not, or cannot reasonably be, satisfied, unless the failure or condition is the result of the material breach of this Agreement by the party seeking to terminate this Agreement.

     10.2  Amendment.  This  Agreement  may be amended by the  Purchaser and the
     ----------------
Seller by action taken at any time. This Agreement may not be amended, except by an instrument in writing signed on behalf of the Purchaser and the Seller.

     10.3  Waiver. At any time prior to the Closing, the Purchaser or the Seller
     -------------
may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties specified in this Agreement or in any document delivered pursuant to this Agreement, or (iii) waive compliance with any of the agreements or conditions specified in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                   ARTICLE XI
                               GENERAL PROVISIONS

     11.1  Notices.  Any  notice, direction or instrument  required or permitted
     --------------
to be given pursuant to this Agreement shall be given in writing by (a) telegram, facsimile transmission or similar method, if confirmed by mail as herein provided; by mail, (b) if mailed postage prepaid, by certified mail, return receipt requested; or (iii) hand delivery to any party at the addresses of the parties specified below. If given by telegram or facsimile transmission or similar method or by hand delivery, such notice, direction or instrument shall be deemed to have been given or made on the day on which it was given, and if mailed, shall be deemed to have been given or made on the second (2nd) business day following the day after which it was mailed. Any party may, from time to time by similar notice, give notice of any change of address, and in such event, the address of such party shall be deemed to be changed accordingly. The address, telephone number and facsimile transmission number for the notice of each party are:



     If to the Seller:               Norstar Communications, Inc.
                                     18200 Von Karman Avenue
                                     Suite 900
                                     Irvine, California 92612
     Facsimile:                      949.567.1881

     If to the Purchaser:            Universal Broadband Communications, Inc.
                                     18200 Von Karman, 10th Floor
                                     Irvine, California 92612
     Facsimile:                      949.567.1883

     11.2  Further  Assurances.  Each party, at any  time and from time to time,
     --------------------------
at the other party's request, shall execute, acknowledge, and deliver any and all instruments and take any and all action that may be necessary or proper to carry out, perform, and effectuate the intents and purposes of the provisions of this Agreement. In the case of refusal or failure to do so by any party, the other parties, and each of them, shall have the power and authority, as attorney-in-fact for the party so refusing or failing, to execute, acknowledge, and deliver such instrument.

     11.3  Time  of  the Essence.  Time is, and at all times hereafter shall be,
     ----------------------------
of the essence in satisfying the terms, conditions and provisions of this Agreement.

     11.4  Attorneys'  Fees.  In the event  either  party  incurs  any  expense,
     -----------------------
including attorneys' fees, by reason of any default or alleged default by the other party, the party prevailing in any action or proceeding brought to resolve the issue of any such default or alleged default shall be entitled to recover such prevailing party's expenses incurred to prosecute or defend such action or proceeding, including, without limiting the generality of the foregoing, actual attorneys' fees and costs incurred preparatory to such prosecution and defense. Moreover, while a court of competent jurisdiction may assist in determining whether or not the fees actually incurred are reasonable considering the circumstances then existing, that court shall not to be governed by any judicially or legislatively established fee schedule, and said fees and costs are to include those as may be incurred on appeal of any issue and all of which fees and costs shall be included as part of any judgment, by cost bill or otherwise, and where applicable, any appellate decision rendered in or arising out of such action or proceeding. For purposes of this Agreement, in any action or proceeding instituted by a party based upon any default or alleged default of this Agreement by the other party, the prevailing party shall be that party in any such action or proceeding (i) in whose favor a judgment is entered, or (ii) prior to trial, hearing or judgment such other party shall pay all or any portion of amounts claimed by the party seeking payment, or such other party shall eliminate the condition, cease the act, or otherwise cure the omission claimed by the party initiating such action or proceeding.

     11.5  Assignment.   No party shall  have the right, without the  consent of
     -----------------
the other party, to assign, transfer, sell, pledge, hypothecate, delegate, or otherwise transfer, whether voluntarily, involuntarily or by operation of law, any of such party's rights or obligations created by the provisions of this

Agreement, nor shall the parties' rights be subject to encumbrance or the claim of creditors. Any such purported assignment, transfer, or delegation shall be null and void.

     11.6  Captions and Interpretations.  Captions of the articles, sections and
     -----------------------------------
paragraphs of this Agreement are for convenience and reference only, and the works specified therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction, or meaning of the provisions of this Agreement. The language in all parts to this Agreement, in all cases, shall be construed in accordance with the fair meaning of that language as if prepared by all parties and not strictly for or against any party. Each party and counsel for such party have reviewed this Agreement. The rule of construction, which requires a court to resolve any ambiguities against the drafting party, shall not apply in interpreting the provisions of this Agreement.

     11.7  Entire Agreement.  This  Agreement and the Bill of Sale are the final
     -----------------------
written expression and the complete and exclusive statement of all the agreements, conditions, promises, representations, warranties and covenants between the parties with respect to the subject matter of this Agreement, and this Agreement and the Bill of Sale supersede all prior or contemporaneous agreements, negotiations, representations, warranties, covenants, understandings and discussions by and between and among the parties, their respective representatives, and any other person, with respect to the subject matter specified in this Agreement. This Agreement and the Bill of Sale may be amended only by an instrument in writing which expressly refers to this Agreement or the Bill of Sale and specifically indicates that such instrument is intended to amend this Agreement or the Bill of Sale and is signed by each of the parties. Each of the parties represents, warrants and covenants that in executing this Agreement and the Bill of Sale that such party has relied solely on the terms, conditions and provisions specified in this Agreement and the Bill of Sale. Each of the parties additionally represents, warrants and covenants that in executing and delivering this Agreement and the Bill of Sale that such party has placed no reliance whatsoever on any statement, representation, warranty, covenant or promise of the other party, or any other person, not specified expressly in this Agreement and the Bill of Sale, or upon the failure of any party or any other person to make any statement, representation, warranty, covenant or disclosure of any nature whatsoever. The parties have included this section to preclude (i) any claim that any party was in any manner whatsoever induced fraudulently to enter into, execute and deliver this Agreement and the Bill of Sale, and (ii) the introduction of parol evidence to vary, interpret, supersede, modify, amend, annul, supplement or contradict the terms, conditions and provisions of this Agreement or the Bill of Sale. No provision of the Bill of Sale shall supersede or annul the terms and provisions of this Agreement, unless the matter specified in the Bill of Sale shall explicitly so provide to the contrary. In the event of ambiguity in meaning or understanding between the provisions of this Agreement proper and the Bill of Sale, the provisions of this Agreement shall prevail and control in all instances.

     11.8  Choice of Law and Consent to  Jurisdiction.  This  Agreement shall be
     -------------------------------------------------
deemed to have been entered into in the State of Nevada. All questions concerning the validity, interpretation, or performance of any of the terms, conditions and provisions of this Agreement or of any of the rights or obligations of the parties shall be governed by, and resolved in accordance with, the laws of the State of Nevada without regard to conflicts of law principles.

     11.9  Number  and  Gender.  Whenever  the  singular  number is used in this
     --------------------------
Agreement and, when required by the context, the same shall include the plural, and vice versa; the masculine gender shall include the feminine and the neuter genders, and vice versa.

     11.10  Successors  and Assigns.  This  Agreement and each of its provisions
     -------------------------------
shall obligate the heirs, executors, administrators, successors, and assigns of each of the parties. Nothing specified in this article, however, shall be a consent to the assignment or delegation by any party of such party's respective rights and obligations created by the provisions of this Agreement.

     11.11  Third  Party  Beneficiaries.  Except as  expressly specified  by the
     -----------------------------------
provisions of this Agreement, this Agreement shall not be construed to confer upon or give to any person, other than the parties hereto, any right, remedy or claim pursuant to, or by reason of, this Agreement or of any term or condition of this Agreement.

     11.12  Severability.  In the  event  any  part of this  Agreement,  for any
     --------------------
reason, is determined by a court of competent jurisdiction to be invalid, such determination shall not affect the validity of any remaining portion of this Agreement, which remaining portion shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated. It is hereby declared the intention of the parties that they would have executed the remaining portion of this Agreement without including any such part, parts, or portion which, for any reason, may be hereafter determined to be invalid.

     11.13  Governmental  Rules and  Regulations.  The  Transaction is and shall
     --------------------------------------------
remain subject to any and all present and future orders, rules and regulations of any duly constituted authority having jurisdiction of the Transaction.

     11.14  Execution  in  Counterparts.  This  Agreement  may  be  prepared  in
     -----------------------------------
multiple copies and forwarded to each of the parties for execution. All of the signatures of the parties may be affixed to one copy or to separate copies of this Agreement and when all such copies are received and signed by all the parties, those copies shall constitute one agreement which is not otherwise separable or divisible.

     11.15  Reservation  of  Rights.   The  failure of any  party at any time or
     -------------------------------
times hereafter to require strict performance by any other party of any of the warranties, representations, covenants, terms, conditions and provisions specified in this Agreement shall not waive, affect of diminish any right of such party failing to require strict performance to demand strict compliance and performance therewith and with respect to any other provisions, warranties, terms, and conditions specified in this Agreement. Any waiver of any default shall not waive or affect any other default, whether prior or subsequent thereto, and whether the same or of a different type. None of the representations, warranties, covenants, conditions, provisions and terms specified in this Agreement shall be deemed to have been waived by any act or Knowledge of any party, its agents, trustees, officers, or employees and any such waiver shall be made only by an instrument in writing, signed by the waiving party and directed to any non-waiving party specifying such waiver, and each party reserves such party's rights to insist upon strict compliance herewith at all times.

     11.16  Survival   of  Covenants,  Representations   and  Warranties.    All
     --------------------------------------------------------------------
covenants, representations, and warranties made by each party to this Agreement shall be deemed made for the purpose of inducing the other party to enter into and execute this Agreement. The representations, warranties, and covenants specified in this Agreement shall survive the Closing and shall survive any investigation by either party whether before or after the execution of this Agreement. The covenants, representations, and warranties of the Seller and the Purchaser are made only to and for the benefit of the other and shall not create or vest rights in other persons.

     11.17  Concurrent Remedies.  No right or remedy specified in this Agreement
     ---------------------------
conferred on or reserved to the parties is exclusive of any other right or remedy specified in this Agreement or by law or equity provided or permitted; but each such right and remedy shall be cumulative of, and in addition to, every other right and remedy specified in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, and may be enforced concurrently therewith or from time to time. The termination of this Agreement for any reason whatsoever shall not prejudice any right or remedy which any party may have, either at law, in equity, or pursuant to the provisions of this Agreement.

     11.18  Force  Majeure.  If any  party is  rendered  unable,  completely  or
     ----------------------
partially, by the occurrence of an event of "force majeure" (hereinafter defined) to perform such party's obligations created by the provisions of this

Agreement, such party shall give to the other party prompt written notice of the event of "force majeure" with reasonably complete particulars concerning such event; thereupon, the obligations of the party giving such notice, so far as those obligations are affected by the event of "force majeure," shall be suspended during, but no longer than, the continuance of the event of "force majeure." The party affected by such event of "force majeure" shall use all reasonable diligence to resolve, eliminate and terminate the event of "force majeure" as quickly as practicable. The requirement that an event of "force majeure" shall be remedied with all reasonable dispatch as hereinabove specified, shall not require the settlement of strikes, lockouts or other labor difficulties by the party involved, contrary to such party's wishes, and the resolution of any and all such difficulties shall be handled entirely within the discretion of the party concerned. The term "force majeure" as used herein shall be defined as and mean any act of God, strike, civil disturbance, lockout or other industrial disturbance, act of the public enemy, war, blockage, public riot, earthquake, tornado, hurricane, lightning, fire, epidemics, quarantine restrictions, public demonstration, storm, flood, explosion, freight embargoes, governmental action, governmental delay, restraint or inaction, unavailability of equipment, default of a party's subcontractors or suppliers, and any other cause or event, whether of the kind enumerated specifically herein, or otherwise, which is not reasonably within the control of the party claiming such suspension.

     11.19  Consent to Agreement.  By executing this Agreement, each party,  for
     ----------------------------
itself, represents such party has read or caused to be read this Agreement in all particulars, and consents to the rights, conditions, duties and responsibilities imposed upon such party as specified in this Agreement. Each party represents, warrants and covenants that such party executes and delivers this Agreement of its own free will and with no threat, undue influence, menace, coercion or duress, whether economic or physical. Moreover, each party represents, warrants, and covenants that such party executes this Agreement acting on such party's own independent judgment.

     11.20  Waiver  and  Modification.  No modification, supplement or amendment
     ---------------------------------
of this Agreement or of any covenant, representation, warranty, condition, or limitation specified in this Agreement shall be valid unless the same is made in writing and duly executed by both parties. No waiver of any covenant, representation, warranty, condition, or limitation specified in this Agreement shall be valid unless the same is made in writing and duly executed by the party making the waiver. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be signed in duplicate by their respective officers thereunto duly authorized to be effective on the date specified in the preamble of this Agreement.

Universal Broadband Communications, Inc., a Nevada corporation



By:         /s/ Mark Ellis
            ---------------------------
Its:        President




Norstar Communications, Inc.,
a California corporation



By:         /s/ Mark Ellis
            ---------------------------
Its:        President

Schedule 1.2

Acquired Assets: all of the direct billing customer base of Norstar Communications, Inc., and all other assets of Norstar Communications, Inc., tangible or intangible, including contractual, warranty, and other rights, the use or value of which will come under control by Universal Broadband Communications, Inc., when the Transaction is consummated.